Exhibit 10.1

LEASE AGREEMENT

PROFESSIONAL REAL ESTATE SERVICES, INC.,

a California corporation

“Landlord”

and

dj ORTHOPEDICS, LLC,

a Delaware limited liability company

“Tenant”

CITY OF VISTA

COUNTY OF SAN DIEGO

STATE OF CALIFORNIA

1.	PREMISES

2.	TERM.
	2.1	Base Term
	2.2	Options to Extend

3.	USE OF PREMISES.
	3.1	Type of Use
	3.2	Compliance With Law.
	3.3	Miscellaneous Restrictions
	3.4	Landlord’s Indemnity as to Hazardous Materials
	3.5	Mold, Fungus, Bacteria and Other Biological Growth
	3.6	Additional Use Restrictions.

4.	CONSTRUCTION.
	4.1	Plans and Specifications
	4.2	Construction
	4.3	Commencement of Construction
	4.4	Tenant Improvements.
	4.5	Construction Schedule
	4.6	Completion of Construction
	4.7	Warranties
	4.8	Trade Fixtures
	4.9	Landlord’s Development Team
	4.10	Change Orders
	4.11	Acquisition/Construction Loan

5.	RENT.
	5.1	Rental During Base Term.
	5.2	Payment of Annual Base Rent
	5.3	Adjustment of Minimum Rent to Market
	5.4	Governmental Restriction on Rent Increases
	5.5	Payment of Rent
	5.6	Net Rent
	5.7	Tenant Improvement Rent
	5.8	Additional Rent
	5.9	Lump Sum Rent

6.	ALTERATIONS, MAINTENANCE AND REPAIRS.
	6.1	By Landlord
	6.2	By Tenant
	6.3	Waiver as to Repairs
	6.4	Alterations
	6.5	Mechanic’s Liens

7.	INSURANCE AND INDEMNITY.

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	7.1	Indemnity.
	7.2	Insurance
	7.3	Landlord’s Insurance.

8.	TAXES.
	8.1	Personal Property Taxes
	8.2	Real Property Taxes
	8.3	Contest

9.	UTILITIES; ASSOCIATION DUES AND ASSESSMENTS.
	9.1	Utilities
	9.2	Association Dues and Assessments

10.	SIGNS

11.	CASUALTY DAMAGE

12.	CONDEMNATION.
	12.1	Termination of Lease
	12.2	Continuance of Lease; Adjustment of Rent
	12.3	Division of Award

13.	ASSIGNMENT AND SUBLETTING.
	13.1	Landlord’s Consent Not Required
	13.2	Information on Proposed Assignee or Subtenant
	13.3	No Release
	13.4	Sublease Rentals as Security
	13.5	Non-Disturbance
	13.6	Use by Suppliers

14.	SECURITY DEPOSIT

15.	DEFAULT AND REMEDIES

16.	SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT

17.	QUIET ENJOYMENT

18.	MISCELLANEOUS COVENANTS.
	18.1	Inspection
	18.2	Attorneys’ Fees.
	18.3	Surrender at End of Term
	18.4	Holding Over
	18.5	Waiver
	18.6	Notices
	18.7	Scope of Agreement
	18.8	Inurement

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18.9	Assignment by Landlord
18.10	Estoppel Certificate
18.11	Fixture Financing
18.12	Captions
18.13	Severability
18.14	Brokers
18.15	Financial Statements
18.16	Memorandum of Lease
18.17	Time of the Essence
18.18	Business Day
18.19	Purchase of Real Property
18.20	Exhibits

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LEASE AGREEMENT

In consideration of the rents and covenants hereinafter set forth, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises described in Paragraph 2 of the Fundamental Lease Provisions on the terms and conditions set forth in this Lease Agreement (the “Lease”).

FUNDAMENTAL LEASE PROVISIONS

1.                                       DATE OF LEASE.  The date of the Lease is October 20, 2004.

2.                                       PREMISES.  Landlord leases to Tenant and Tenant leases from Landlord that certain parcel of real property located in the City of Vista, State of California legally described in Exhibit “A” attached hereto (the “Real Property”) together with an approximate one hundred ten thousand (110,000) gross measured square foot building to be constructed on the Real Property pursuant to the provisions of Article 4 hereof (the “Building”) and a paved parking lot, driveways and walkways to be constructed on the Real Property pursuant to the provisions of Article 4 hereof (the “Improvements”) (the Real Property, Building and Improvements being referred to herein collectively as, the “Premises”).  Tenant’s rights to use the Building shall include the exclusive right to use the roof thereof.

3.                                       LANDLORD.  The Landlord is PROFESSIONAL REAL ESTATE SERVICES, INC., a California corporation, or its assignee if it assigns this Lease pursuant to the provisions of Section 18.9 hereof.

4.                                       TENANT.  The Tenant is dj ORTHOPEDICS, LLC, a Delaware limited liability company, or its assignee if it assigns this Lease pursuant to the provisions of Section 13.1 hereof.

5.                                       BASE TERM.  The Lease shall be for a “Base Term” equal to fifteen (15) years, plus any partial calendar month at the beginning of the Base Term (the “Base Term”).  The Base Term shall commence (the “Commencement Date”) on the date that is the earlier of (a) thirty (30) days after the date that the Building, the Improvements and the Tenant Improvements have been substantially completed in accordance with the respective “Final Plans and Specifications” (as such term is used in Sections 4.1 and 4.4 hereof) except for “punchlist” items, all as provided in Article 4 hereof, and a certificate of occupancy or equivalent has been obtained permitting the occupancy of the Building by Tenant (the “Substantial Completion Date”) or (b) 10 days after the date Tenant takes possession of the Premises and begins using the Premises for the operation of its business.  In the event the Commencement Date is a day other than the first day of a calendar month, the Base Term shall be for fifteen (15) years plus the partial calendar month during which the Commencement Date occurs.  At the request of either party, once the Commencement Date has been determined, Landlord and Tenant shall execute an amendment to this Lease setting forth the Commencement Date.  However, the failure to execute such an amendment (or to request that one be executed) shall not affect the Commencement Date.

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6.                                       OPTIONS TO EXTEND.  Tenant is granted two (2) options to extend the Base Term for periods of five (5) years each (See Section 2.2 hereof).

7.                                       TERM.  The term of this Lease (the “Term”) means the Base Term together with the First Option Term (as defined in Section 2.2 hereof) in the event the First Option is exercised and the Second Option Term (as defined in Section 2.2 hereof) in the event the Second Option is exercised.

8.                                       ANNUAL BASE RENT.  The Annual Base Rent for the Base Term shall be the amount determined pursuant to Section 5.1 hereof.  Monthly Base Rent during the Base Term shall be one-twelfth of the applicable Annual Base Rent.  At the request of either party, once the Annual Base Rent has been determined pursuant to Section 5.1 hereof, Landlord and Tenant shall execute an amendment to this Lease setting forth the initial Annual Base Rent (and Monthly Base Rent) so determined.  However, the failure to execute such an Amendment (or to request one) shall not affect the amount of (or the effectiveness of) the Annual Base Rent or Monthly Base Rent.

9.                                       RENTAL ADJUSTMENT DURING THE OPTION TERMS.  In the event that the First Option (as defined in Section 2.2 hereof) is exercised, the Annual Base Rent and Monthly Base Rent shall be determined as provided in Section 5.3 hereof.  In the event that the Second Option (as defined in Section 2.2 hereof) is exercised, the Annual Base Rent and Monthly Base Rent shall also be determined as provided in Section 5.3 hereof.

10.                                 USE OF PREMISES.  Tenant shall use the Premises for any lawful purpose consistent with the existing zoning of the Premises.  Neither Landlord nor Tenant (each a “Party”) shall institute a zone change or request a variance or obtain a conditional use permit without the other Party’s prior written consent, which consent may be withheld in such other Party’s sole and absolute discretion.

11.                                 SECURITY DEPOSIT.  Within five (5) Business Days following Landlord’s obtaining of a building permit allowing the construction of the “Tenant Improvements” pursuant to Section 4.4 hereof and Landlord’s notice to Tenant that same has been obtained, Tenant shall pay to Landlord an amount equal to the Monthly Base Rent for the first full month of the Base Term (“First Month’s Rent”) as a security deposit (the “Security Deposit”).  The estimated First Month’s Rent shall be based upon the “Total Project Cost” (as defined in Section 5.1 hereof) established in the budget agreed upon by Landlord and Tenant pursuant to Section 5.1 hereof.  Once the actual First Month’s Rent has been determined pursuant to Section 5.1 hereof, Tenant shall increase the Security Deposit by depositing with Landlord an additional amount in the event the amount paid by Tenant based on the estimated First Month’s Rent is less than the actual First Month’s Rent, or Landlord shall immediately refund to Tenant any overpayment in the event that the actual First Month’s Rent is less than the amount paid by Tenant based on the estimated First Month’s Rent.  Following the seventh (7th) full year of the Term of the Lease, if an Event of Default has not occurred and is continuing and no event or non-event has occurred and is continuing which with the passage of time, the giving of notice or both would become an Event of Default (an “Inchoate Default”), Landlord shall return the Security Deposit to Tenant in the form of the application of the Security Deposit against the next installment of Monthly Base Rent payable under this Lease or by cash reimbursement from Landlord

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to Tenant, as determined by Landlord in its sole and absolute discretion.  In the event any Event of Default or Inchoate Default has occurred and is continuing, Landlord shall not return the Security Deposit to the Tenant as set forth above unless and until such Event of Default or Inchoate Default is cured, at which time Landlord shall return the Security Deposit as set forth in the preceding sentence.

12.                                 ADDRESSES AND FACSIMILE NUMBERS FOR NOTICES.  The addresses and facsimile numbers for notices or demands are as follows:

Landlord:	Professional Real Estate Services, Inc.
1201 Dove Street, Suite 100
Newport Beach, CA 92660
Attn: John W. Fitzgibbon, Executive Vice President
Facsimile Number: (949) 442-1925

Tenant:	dj Orthopedics, LLC
2985 Scott Street
Vista, CA 92081
Attn: Don Roberts, General Counsel
Facsimile Number: (760) 734-7536

with a copy to:	Steven Levine
Latham & Watkins LLP
600 West Broadway, Suite 1800
San Diego, CA 92101
Facsimile Number: (619) 696-7419

13.                                 EXHIBITS.  The following exhibits are attached hereto and made a part hereof:

Exhibit “A” – Legal Description of the Real Property

Exhibit “B-1” – Site Plan

Exhibit “B-2” – Outline Specifications

Exhibit “C” – Construction Schedule

Exhibit “D” – Tenant Estoppel Certificate

Exhibit “E” – Building Core and Shell

Exhibit “F” – Approved Hazardous Materials

Exhibit “G” – Baseline Budget

These Fundamental Lease Provisions are an integral part of this Lease and each reference in this Lease to any of the Fundamental Lease Provisions shall be construed to incorporate all of the terms provided under each such Fundamental Lease Provision.  In the event of any conflict between any Fundamental Lease Provision and the balance of the Lease, the Lease shall control.

Landlord’s Initials

Tenant’s Initials

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1.                                       PREMISES.  Landlord hereby leases and demises to Tenant and Tenant hereby hires from Landlord, for the term, at the rental and upon the conditions set forth herein, the Premises, as defined in the Fundamental Lease Provisions.

2.                                       TERM.

2.1                                 Base Term  .  The Base Term of this Lease shall be for fifteen (15) years, as set forth in Paragraph 5 of the Fundamental Lease Provisions.  The Base Term shall commence on the Commencement Date.  In the event the Commencement Date is a day other than the first day of a calendar month, the Base Term shall be for fifteen (15) years plus the partial calendar month during which the Commencement Date occurs.  Landlord shall use commercially reasonable efforts to cause the Commencement Date to occur within 20 months after the date this Lease is executed.  If the Substantial Completion Date has not occurred by December 31, 2006 (as adjusted (a) one (1) day for each day after October 15, 2004 and before this Lease is executed, (b) to the extent that events of Force Majeure (as defined herein) delayed the Substantial Completion Date, (c) to the extent of delays caused by Change Orders requested by Tenant as provided in Section 4.10 and (d) to the extent caused by (i) Tenant’s active interference with the construction of the Building, other Improvements and/or Tenant Improvements or (ii) delays in Tenant approving drawings and specifications, the budget, Change Orders or other matters required to be approved by Tenant pursuant to Article 4 within the applicable time period specified, or if no time is specified, within a reasonable period of time, Landlord shall owe Tenant one-sixtieth (1/60th) of the Monthly Base Rent that would have been applicable if the Commencement Date had occurred for each day after December 31, 2006 (as adjusted) and before the Substantial Completion Date occurs, which amount will be paid to Tenant in the form of a cash payment by Landlord to Tenant, the amount payable for each calendar month being payable within ten (10) days following the end of such calendar month, or a credit against the first payment of Monthly Base Rent, as determined by Landlord in Landlord’s sole discretion.

2.2                                 Options to Extend.  Provided that, at the time of giving notice of exercise or at the commencement of the First or Second Option Term, as applicable, no Event of Default or Inchoate Default has occurred which is continuing, Tenant shall have the right and option to extend the term of this Lease for two (2) additional periods of five (5) years each upon the same terms and conditions herein applicable to the Base Term, except for the amount of the Annual Base Rent, the first option being referred to herein as the “First Option,” the second option being referred to herein as the “Second Option,” and the First Option and Second Option being referred to herein, individually, as an “Option” and collectively, as the “Options.”  In the event that, at the time of giving notice of exercise or at the commencement of the First or Second Option Term, as applicable, an Inchoate Default has occurred which is continuing, Landlord shall provide Tenant with written notice thereof, Tenant shall have sixty (60) days to cure such Inchoate Default following such written notice, the applicable Option will not expire during such sixty (60) day period so long as Tenant is diligently pursuing such cure and, in the event such Inchoate Default is cured within such sixty (60) day period or Landlord waives in writing the obligation of Tenant to cure such Inchoate Default as a condition to the effectiveness of the exercise of the Option within such sixty (60) day period, the Option shall be deemed to have been timely exercised.  The five (5) year period for which the term is extended in the event the First Option is exercised is referred to herein as the “First Option Term”, and the five (5) year period for which the term is extended in the event the Second Option is exercised is referred to herein as the “Second Option Term.”  Tenant shall exercise the First Option, if at all, by giving written notice to Landlord of such exercise not less than nine (9) months and not more than twelve (12) months prior to the expiration of the Base Term, and Tenant shall exercise the Second Option, if at all, by giving written notice to Landlord of such exercise not less than nine (9) months and not more than twelve (12) months prior to the expiration of the First Option Term.  At Tenant’s request during the three-month periods described in the preceding sentence, Landlord shall, by the later of (a) thirty (30) days after such request and (b) ten (10) months before the commencement of the First or Second Option Term, as applicable, provide Tenant with a written notice setting forth Landlord’s estimate of the Fair Market Rental for the Premises (as described in Section 5.3 hereof).  The Second Option may be exercised only if the First Option is exercised.  An exercise of an Option shall be irrevocable.  If Tenant fails to give written notice of the exercise of the applicable Option within the time provided above, such Option shall automatically terminate, time being of the essence.

3.                                       USE OF PREMISES.

3.1                                 Type of Use.  Tenant shall use the Premises for the purposes specified in Paragraph 10 of the Fundamental Lease Provisions and for no other use or purpose.

3.2                                 Compliance With Law.

(a)                                  Landlord agrees that the Premises shall be constructed in compliance with all applicable statutes, ordinances, orders, laws, rules and regulations, and the requirements of all federal, state and municipal governments and appropriate departments, commissions, boards and offices thereof, which may be applicable to the Premises or to the use or manner of use of the Premises, including without limitation the American with Disabilities Act which are in effect at the Substantial Completion Date (collectively, “Applicable Laws”).  Any incremental costs that Landlord demonstrates are necessary to comply with any changes in any applicable statutes, ordinances, orders, laws, rules and regulations, and the requirements of all federal, state and municipal governments and appropriate departments, commissions, boards and offices thereof, which may be applicable to the Premises or to the use or manner of use of the Premises, that are given effect after the time that a building permit for the construction of the Building is issued and before the Substantial Completion Date will be included in “Total Project Costs” and the GMTC shall be increased by the amount of such incremental costs. Subject to Landlord’s right to include incremental costs in Total Project Costs and obtain an adjustment to the GMTC as provided in the immediately preceding sentence, to the extent that the Premises are not constructed in compliance with Applicable Laws, Landlord shall be responsible for any costs of causing such compliance to occur which are in excess of the costs that would have been incurred and included in Total Project Costs had the Premises been originally constructed in accordance with Applicable Laws, and any such excesses shall not be included in “Total Project Costs” pursuant to Section 5.1(a).  Any costs of causing such compliance to occur that would have been incurred and included in Total Project Costs had the Premises been originally constructed in accordance with Applicable Laws shall be included in Total Project Costs, and the Annual Base Rent shall be recalculated accordingly.  Landlord shall indemnify and defend Tenant and hold Tenant and the Premises harmless against all actions, claims and damages by reason of (i) Landlord’s failure to perform any of the terms of this Section 3.2(a) or (ii) Landlord’s non-observance or non-performance of any statute, ordinance, order, law, rule, regulation and/or governmental requirement applicable to Landlord’s construction of the Premises.

(b)                                 Tenant agrees that all of Tenant’s operations or activities and the operations and activities of any subtenants on the Premises shall be conducted in compliance with all applicable statutes, ordinances, orders, laws, rules and regulations, and the requirements of all federal, state and municipal governments and appropriate departments, commissions, boards and offices thereof, which may be applicable to the Premises or to the use or manner of use of the Premises.  Tenant shall indemnify and defend Landlord and hold Landlord and the Premises harmless against all actions, claims and damages by reason of (i) Tenant’s failure to perform any of the terms of this Section 3.2(b) or (ii) Tenant’s non-observance or non-performance of any statute, ordinance, order, law, rule, regulation and/or governmental requirement applicable to Tenant’s operations or activities on the Premises.

3.3                                 Miscellaneous Restrictions.  Tenant agrees that in using the Premises:

(a)                                  Tenant shall not commit any waste or suffer any waste to be committed upon the Premises or the Real Property, the Building or the other Improvements.

(b)                                 Tenant shall not cause or permit any “Hazardous Materials” (as defined below) to be brought, stored, used, generated, released or disposed of on, under, from or about the Premises (including, without limitation, the soil and ground water thereunder) other than the presence and use of those “Hazardous Materials” currently used in the conduct of its business set forth on Exhibit F hereto (so long as such presence and use is in compliance with all applicable laws, rules and regulations) without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed so long as the presence, use, generation, release or disposal, as applicable, does not violate any applicable law, rule or regulation.  If Landlord does not notify Tenant of its disapproval within fifteen (15) days after receipt of Tenant’s written request, Landlord shall be deemed to have approved such additional “Hazardous Material”.  Tenant shall not engage in, and shall indemnify, defend (with counsel selected by Landlord) and hold Landlord harmless from, any activity on or about the Premises during the Term that violates any “Environmental Law” (as defined below) and shall promptly, at Tenant’s sole cost and expense, take all investigatory and/or remedial action required or ordered by any governmental agency or Environmental Law for clean-up and removal of any contamination involving any Hazardous Materials (as defined below) brought to, placed on or discharged onto or from the Premises during the Term of this Lease or created or caused directly or indirectly by Tenant on or under any adjoining property; provided, however, that Tenant shall not be responsible for any off-site migration of Hazardous Materials to the Premises if such off-site migration is not caused by Tenant and shall not be responsible for any violations of any Environmental Law, and shall not be responsible for any Hazardous Materials brought to, placed on or discharged onto or from the Premises, by Landlord or any of its contractors, employees, officers or agents.  The term “Environmental Law” shall mean any federal, state or local law, statute, ordinance or regulation pertaining to health, industrial hygiene or the environmental conditions on, under or about the Premises, including, without limitation, (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), 42 U.S.C. Sections 9601 et seq.; (ii) the Resource Conservation and Recovery Act of 1976 (“RCRA”), 42 U.S.C. Sections 6901 et seq.; (iii) California Health and Safety Code Sections 25100 et seq.; (iv) the Safe Drinking Water and Toxic Enforcement Act of 1986, California Health and Safety Code Section 25249.5 et seq.; (v) the Federal Water Pollution Control Act, 33 U.S.C. Sections 1317 et seq.; (vi) California Water Code Section 1300 et seq.; and (vii) California Civil Code Section 3479 et seq., as such laws are amended and the regulations and administrative codes applicable thereto.  The term “Hazardous Materials” includes, without limitation, any material or substance which is (i) defined or listed as a “hazardous waste”, “extremely hazardous waste”, “restrictive hazardous waste” or “hazardous substance” in, or considered a waste, condition of pollution or nuisance under, the Environmental Laws; (ii) defined as hazardous material or hazardous substance in California Health and Safety Code Section 25501; (iii) petroleum or a petroleum product or fraction thereof; (iv) asbestos; (v) lead in water, paint or elsewhere; and/or (vi) known by the State of California to cause cancer and/or reproductive toxicity.  It is the intent of the parties hereto to construe the terms “Hazardous Materials” and “Environmental Laws” in their broadest sense.  Notwithstanding the foregoing, the presence and/or use of the following substances shall not be deemed a violation of this Section if stored, formulated, used or tested at or on the Premises in accordance with all applicable laws, rules and regulations; office supplies, cleaning supplies, construction supplies, herbicides, insecticides, fertilizers, and other garden products, rodenticides, chemicals and specimens used in biological or pharmaceutical research, pharmaceuticals and pharmaceutical supplies and chemicals, in each case stored, fabricated, used or tested at or on the Premises in the ordinary course of Tenant’s business.  Tenant shall provide all notices required pursuant to the Safe Drinking Water and Toxic Enforcement Act of 1986, California Health and Safety Code Section 25249.5 et seq.  Tenant shall provide prompt written notice to Landlord of any notice of violation of any Environmental Law received by Tenant and, upon learning of same, the presence of Hazardous Materials on the Premises.  Tenant’s obligations pursuant to this Paragraph (b) shall be referred to in this Lease as “Environmental Compliance”.  Tenant’s obligations under this Paragraph (b) shall survive the termination of this Lease.

3.4                                 Landlord’s Indemnity as to Hazardous Materials.  Landlord shall not engage in, and shall indemnify, defend and hold Tenant harmless from, any activity by Landlord or its agents on or about the Premises that violates any Environmental Law, and shall promptly, at Landlord’s sole cost and expense, take all investigatory and/or remedial action ordered by any governmental agency for clean-up and removal of Hazardous Materials (i) created or caused by Landlord on or about the Premises, (ii) existing on or about the Premises prior to the commencement of the Term, or (iii) incorporated into the Building or other Improvements.  Notwithstanding the above, any damages that Tenant may suffer and be entitled to recover pursuant to this Section shall be limited to its actual out-of-pocket expenses and shall in no event include any consequential damages, lost profits or opportunity costs suffered by Tenant.  Landlord’s obligations under this Section 3.4 shall survive the termination of this Lease.

3.5                                 Mold, Fungus, Bacteria and Other Biological Growth.  Tenant shall use commercially reasonable efforts to prevent the accumulation of mold, fungus, bacteria or other biological growth at or in the Premises, and in the event that same does occur, shall promptly cause same to be removed and remediated at Tenant’s expense.

3.6                                 Additional Use Restrictions.

(a)                                  Notwithstanding any other provision of this Lease to the contrary and without limiting the restriction on Tenant’s use of the Premises set forth in Paragraph 11 of the Fundamental Lease Provisions, in no event shall Tenant use the Premises, or any portion thereof, for any use that conflicts with any document encumbering the Premises which is recorded in the Official Records of San Diego County, California as of the date of this Lease.

(b)                                 Notwithstanding any other provision of this Lease to the contrary, Landlord shall not create or cause to be made of record any new covenants, conditions, easements or restrictions on the Premises or any modification thereto that would adversely affect Tenant’s rights under this Lease or increase Tenant’s costs of occupation.

4.                                       CONSTRUCTION.

4.1                                 Plans and Specifications

(a)                                  Tenant shall have the right to approve each of Landlord’s consultants, contractors or subcontractors which are under direct contract with Landlord, including Landlord’s project architect (the “Project Architect”) and its General Contractor (as defined herein), and shall have the right to review and approve of any contract to be entered into with any such consultant, contractor or subcontractor, in each case which approval shall not be unreasonably withheld, conditioned or delayed.  Ware Malcomb is deemed approved by Tenant as Project Architect.  Landlord shall cause its Project Architect to prepare complete working drawings and specifications for the construction of a building and other improvements meeting the following requirements:  The building shall contain approximately one hundred ten thousand (110,000) gross measured square feet; the building, parking areas, entries to the parking areas and driveways shall be consistent with the site plan and outline specifications attached hereto as Exhibits “B-1” and “B-2”, respectively; the building shall be a high image two-story concrete tilt-up building with the maximum possible amount of glassline, with the exception of the locations where loading doors and other required building features preclude glassline; and the building shall be served by a two-story elevator.  The drawings and specifications shall provide for the surface parking spaces on the Real Property as shown on the site plan attached hereto as Exhibit “B-1.”  Landlord shall cause the Project Architect to cooperate and coordinate with Tenant in connection with the development of the plans and specifications.

(b)                                 Landlord shall cause its Project Architect to deliver three (3) plan submissions (each, a “Plan Submission”) for the Building and Improvements to Tenant for review and approval as follows:

(1)                                  No later than the date set forth in the Construction Schedule, submission of schematic plans which establish the conceptual design of the Building and Improvements illustrating the scale and relationship of the components, including a conceptual site plan, if appropriate, preliminary building plans, preliminary sections, exterior elevations, schematic grading plans and parking plans (the “Schematic Drawings”);

(2)                                  No later than the date set forth in the Construction Schedule, submission of design development plans which illustrate and describe the refinement of the design of the Building and Improvements, establishing the scope, relationships, forms, size and appearance of the Building and Improvements by means of plans, sections and elevations, typical construction details and equipment layouts and including specifications that identify major materials and systems and establish in general their quality levels (the “Design Development Plans”); and

(3)                                  No later than the date set forth in the Construction Schedule, submission of final construction plans and specifications which set forth in detail the requirements for construction of the Building and Improvements, including final grading plans, construction plans, drawings and specifications that establish in detail the quality levels of materials and systems required for the Building and Improvements (the “Working Plans”).

Landlord shall include with each Plan Submission: (a) a commercially reasonable budget for the construction of the Building and Improvements prepared by its General Contractor based upon the Plan Submissions, which budget shall reasonably estimate all amounts to be included in Total Project Costs listed in clauses (2), (3), (6), (7) and (10) of the definition of Total Project Costs contained in Section 5.1(a); and (b) a reasonable all-inclusive budget for expected Total Project Costs prepared by Landlord, which budget shall be consistent with the corresponding budget prepared by the General Contractor as to the items contained in clauses (2), (3), (6), (7) and (10) of Section 5.1(a).  Landlord shall cause the Project Architect to prepare the Schematic Plans such that they are consistent with and a logical evolution of the requirements of this Lease and Exhibit B-1.    Landlord shall cause the Project Architect to prepare the Design Development Plans such that they are consistent with and a logical evolution of the requirements of this Lease and the Schematic Plans.  Landlord shall cause the Project Architect to prepare the Working Plans such that they are consistent with and a logical evolution of the requirements of this Lease and the Design Development Plans.

(c)                                  Each Plan Submission shall be subject to Tenant’s written approval.  Tenant shall have five (5) Business Days after receipt of each Plan Submission to review and approve such Plan Submission, which approval shall not be unreasonably withheld or conditioned.  If Tenant disapproves of any plans and specifications, or any portion thereof, provided by Landlord, Tenant shall promptly notify Landlord thereof and of the revisions which Tenant reasonably requires in order to obtain Tenant’s approval.  Landlord shall submit to Tenant a revised Plan Submission incorporating the revisions required by Tenant.  Said revisions will be subject to Tenant’s approval, which shall not be unreasonably withheld, conditioned or delayed.  The foregoing process shall be repeated until Tenant finally approves the Plan Submission.  If the estimated Total Project Costs at any of the stages of development set forth in Section 4.1(b)(1)-(3), exceeds the amount set forth in the budget for the preceding stage of development (or, in the case of 4.1(b)(1), the baseline budget attached hereto as Exhibit G), then such deviations will constitute a basis for Tenant to reject the plans and specifications provided and, in the event of rejection, the Building and other Improvements shall be redesigned to bring estimated Total Project Costs within the prior budget.  Without limiting Tenant’s foregoing approval rights, Tenant has the right to review, comment on and approve the specifications for the HVAC system, electrical system, plumbing system and elevators, such approval not to be unreasonably withheld, conditioned or delayed.  Once approved, the working drawings and specifications are herein referred to as the “Final Plans and Specifications.”

4.2                                 Construction.  Landlord has elected to construct the Project using a construction consultant/ contractor process, generally similar to that provided for in AIA Form A121, in which Landlord contracts with the general contractor for the Project (the “General Contractor”) at an early stage in the development of plans and specifications for the Project and the General Contractor acts as the Landlord’s preconstruction consultant in connection with the Project.  As such, the contract with the General Contractor (the “General Contract”) shall provide:

(a)                                  for the construction of the Building and the Improvements, the General Contractor to be compensated (the amounts of such compensation, the “General Contract Price”)

(i) for preconstruction work on the basis of a fixed fee and (ii) for construction work on the basis of (A) cost plus a fee subject to a guaranteed maximum price or (B) a fixed sum;

(b)                                 for the construction of the Building and the Improvements, stipulated amounts for the provision of preconstruction services, the General Contractor’s fee, the provision of general conditions (including the cost of payment and performance bonds) and contingency; and

(c)                                  for the construction of the Building and the Improvements, a General Contract Price equal to the sum of subcontractor bids for all trade work, and the stipulated amounts for the General Contractor’s preconstruction services fee, construction fee, general conditions (including the cost of payment and performance bonds) and contingency.

Within thirty (30) days following the date of this Lease, or as soon thereafter as is reasonably possible, Landlord and Tenant shall interview at least three (3) proposed general contractors and Landlord, with input from Tenant, will tentatively select one general contractor to act as the General Contractor for the construction of the Building and the other Improvements.  Landlord’s selection of the General Contractor shall not be effective until approved by Tenant, which approval shall not be unreasonably withheld, conditioned or delayed.  As part of the interview process, the General Contractor shall agree to the preconstruction fee, construction fee, general conditions (including the cost of payment and performance bonds) and contingency.  Landlord and General Contractor shall agree as to the form of the Construction Contract, which form shall be subject to the approval of Tenant, which approval shall not be unreasonably withheld, conditioned or delayed.  The amount to be paid to the General Contractor for the Building and Improvements shall be the General Contractor’s cost of construction plus the construction fee, general conditions (including the cost of payment and performance bonds) and contingency.  The General Contract shall provide for the construction of the Building and Improvements in accordance with the Final Plans and Specifications, including, without limitation, all on and off-site work, and all fees, permits, licenses, inspections and certificates required by any governmental authority for such work.  As part of the interview process, the General Contractor shall also propose a preconstruction fee, construction fee, general conditions (including the cost of payment and performance bonds) and contingency for the construction of the Tenant Improvements.  Tenant shall review such proposal and will notify Landlord and the General Contractor within twenty (20) days after the delivery thereof to Tenant whether it accepts or rejects such proposal.  To the extent that the final construction contract to be executed by Landlord and the General Contractor varies from the form of the construction contract previously approved by Tenant as above provided, Tenant shall have the right to review and approve any such deviations, such approval not to be unreasonably withheld, conditioned or delayed.

4.3                                 Commencement of Construction.  Upon completion of the Working Plans, Landlord shall cause General Contractor to obtain subcontract bids for the construction of the Building and other Improvements from at least three (3) reputable subcontractors approved by Tenant for each trade whose total compensation is expected to exceed Ten Thousand Dollars ($10,000.00), which approval shall not be unreasonably withheld, conditioned or delayed.  Landlord and General Contractor shall review the bids obtained and shall recommend to Tenant which bid to accept for each trade.  Tenant shall approve or disapprove of each recommended bid, such approval not to be unreasonably withheld, conditioned or delayed, and the General Contractor shall promptly award the subcontract to such bidders so selected and shall execute subcontracts for the construction of the Building and other Improvements in accordance with the Final Plans and Specifications approved pursuant to Section 4.1 hereof.  After all subcontracts have been awarded, a guaranteed maximum price to be inserted into the General Contract shall be established and shall be equal to the sum of subcontractor bids for all work, and the stipulated amounts for the General Contractor’s preconstruction services fee, construction fee, general conditions (including the cost of payment and performance bonds) and contingency.  Alternatively, Landlord and General Contractor, with the approval of Tenant, which approval shall not be unreasonably withheld, conditioned or delayed, may convert the General Contract into a fixed sum contract.  Within ten (10) Business Days after the award of the subcontracts as set forth above and the obtaining of necessary permits, including the building permit, Landlord shall deliver final versions of the budgets described in Section 4.1(b) based on the General Contract Price to Tenant for Tenant’s approval, which approval shall not be unreasonably withheld, conditioned or delayed.  In addition, within thirty-five (35) days after the award of the subcontracts as set forth above and the obtaining of necessary permits, including the building permit, Landlord shall cause General Contractor to commence and thereafter diligently prosecute the construction of the Building and other Improvements to completion pursuant to the approved Final Plans and Specifications, subject only to Change Orders approved by Tenant, minor field changes or changes required by governmental authority.  The commencement and completion of the Building and other Improvements shall be subject to delays resulting from acts of Tenant, acts of God, adverse weather conditions, war, invasion, insurrection, acts of a public enemy, riot, mob violence, civil commotion, sabotage, labor disputes, inability to procure or general shortage of labor, materials, facilities, equipment or supplies on the open market, delay in transportation, laws, rules, regulations or orders of governmental agencies, inability to obtain permits or approvals, breaches by the General Contractor and subcontractors, if any, of their respective contracts, changes in Applicable Laws after the building permit is issued or any other cause beyond the reasonable control of Landlord, financial ability excepted, whether similar or dissimilar to the foregoing (“Force Majeure”).

For purposes of the budget to be proposed by Landlord and approved by Tenant pursuant to this Section 4.3, interest payable on the acquisition loan and/or construction loan shall be based on the interest rate set forth in the term sheet approved by Tenant pursuant to Section 4.11 plus one (1) percent (1%) (if a floating rate, the interest rate shall be based on the interest rate that would be in effect under such term sheet as of the date the budget is approved pursuant to this Section 4.3) with the construction period and the disbursement schedule to be based upon reasonable custom and practice for construction of a project of this type and magnitude.

4.4                                 Tenant Improvements.

(a)                                  In addition to the construction of the Building and other Improvements shown in the Final Plans and Specifications, Landlord shall construct for Tenant “Tenant Improvements” up to and not exceeding a cost of Thirty-Five Dollars ($35.00) per gross measured square foot for any items in addition to those set forth in Exhibit ”E” hereto, such items being defined as the “Building Core and Shell.

(b)                                 If Tenant approves the proposal for the construction of Tenant Improvements prepared by the General Contractor as part of the application process pursuant to Section 4.2 hereof, then upon completion of the plan submissions for the Tenant Improvements as set forth in Section 4.4(d) below, Landlord shall cause General Contractor to obtain subcontract bids for the construction of the Tenant Improvements from at least three (3) reputable subcontractors approved by Tenant for each trade, which approval shall not be unreasonably withheld, conditioned or delayed.  Landlord and General Contractor shall review the bids obtained and shall recommend to Tenant which bid to accept for each trade.  Tenant shall approve or disapprove of the recommended bid, such approval not to be unreasonably withheld, conditioned or delayed, and the General Contractor shall promptly award the subcontract to such bidders so selected and shall execute subcontracts for the construction of the Tenant Improvements in accordance with the plan submissions approved pursuant to Section 4.4(d) below.

(c)                                  If Tenant disapproves the proposal for the construction of Tenant Improvements prepared by the General Contractor as part of the application process pursuant to Section 4.2 hereof, then within twenty (20) days of completion of the plan submissions for the Tenant Improvements as set forth in Section 4.4(d) below, Landlord agrees to obtain bids from at least three (3) reputable general contractors approved by Tenant, which approval shall not be unreasonably withheld, conditioned or delayed, for the construction of the Tenant Improvements.  The bid packages (which shall include a form of construction contract for the construction of the Tenant Improvements) to be submitted to potential general contractors shall be subject to Tenant’s prior written approval within twenty (20) days after the delivery thereof to Tenant, including review and approval of the terms of the construction contract, including the insurance provisions contained therein, which approval shall not be unreasonably withheld or conditioned.  Each bidder shall be required to include within its bid all work required by the approved plan submissions for the Tenant Improvements, including, without limitation, all fees, permits, licenses, inspections and certificates required by any governmental authority for such work.  Except for a good cause determined by Landlord and Tenant in their reasonable judgment, Landlord shall promptly award the contract to the low bidder and shall execute a construction contract in the form included in the bid package for the construction of the Tenant Improvements in accordance with the plan submissions approved pursuant to Section 4.4(d) hereof, which construction contract shall be for a fixed sum equal to the bid of such contractor.  To the extent that the construction contract to be executed by the Landlord and the low bidder deviates from the form of construction contract included in the bid package, Tenant shall have the right to review and approve any such deviations within ten (10) days after the delivery thereof to Tenant, such approval not to be unreasonably withheld or conditioned.  Landlord and Tenant shall have the right to review all bids, if any, and discuss them with the contractors submitting bids to confirm that all work described in the plan submissions is included in such contractor’s bid.

(d)                                 Tenant’s space planner (“Tenant’s Space Planner”) shall deliver three (3) plan submissions for the Tenant Improvements to Landlord and Tenant for review and approval as follows:

(1)                                  No later than the date set forth in the Construction Schedule, submission of schematic plans which shall include (floor plans including architectural features such as, but not limited to, walls, doors and door swing, casework (millwork), room identifications and adjacencies);

(2)                                  No later than the date set forth in the Construction Schedule, submission of design development plans which shall include architectural plans and legends, finish plans and legends, reflecting ceiling plan and concept lighting schedules, major elevations, related sketches and perspectives to further illustrate design concept as necessary; and

(3)                                  No later than the date set forth in the Construction Schedule, submission of final plans and specifications which shall include cover sheet/legend, floor plans for each floor, reflected ceiling plans for each floor including lighting legend, finish plans for each floor, power and communications plans for each floor, MEP plans for each floor, furniture plans for reference for each floor (however, furniture is not included in Tenant Improvements), enlarged plans and details (this could include rooms such as the reception area and copy rooms), casework detail, partition construction schedules and associated detailing, door scheduling and details.

Landlord shall be required to provide its approval of the Tenant Improvements as designed by Tenant’s Space Planner unless their construction will delay the completion of the Building and the Improvements by more than ten (10) Business Days.  Tenant shall have the right to review and approve the plans and specifications set forth in (1)-(3) above.  Notwithstanding the foregoing, the plans and specifications for the Tenant Improvements shall be agreed to by Tenant in a timely manner such that the completion of the Building and the other Improvements is not delayed as a result thereof.

(e)                                  In addition to the Tenant Improvements provided above, Landlord shall provide, at Tenant’s written request, additional Tenant Improvements, the cost of which shall be paid as provided in this Paragraph (e).  Up to an additional Ten Dollars ($10.00) per gross measured square foot shall be paid by Tenant by either of the following methods, which method shall be selected by Tenant in its sole discretion:  (i) Such amount shall be paid by Landlord and amortized over the Base Term at an interest rate of nine percent (9%) per annum, compounded monthly, and paid by Tenant as “Tenant Improvement Rent” pursuant to Section 5.6 hereof or (ii) paid by Tenant to Landlord on the Commencement Date.  Tenant shall advise Landlord of its election within thirty (30) days following the execution of this Lease.  Any cost of the Tenant Improvements requested by Tenant in writing in excess of Forty-Five Dollars ($45.00) per gross measured square foot shall be paid by Tenant to Landlord on the Commencement Date.

(f)                                    Provided that Tenant and its agents do not unreasonably and unnecessarily interfere with Landlord’s work in the Premises or affect Landlord’s ability to bring the Tenant Improvements to substantial completion on or before the Commencement Date, Landlord agrees to allow Tenant reasonable access to the Premises prior to the substantial completion of the Tenant Improvements for the purpose of Tenant installing its own fixtures, furnishings and equipment (including Tenant’s data and telephone equipment) in the Premises and to inspect the Premises. Prior to Tenant’s entry into the Premises as permitted by the terms of this Section 4.4, Tenant shall submit a schedule to Landlord, for its  approval, which approval shall not be unreasonably withheld, conditioned or delayed, which schedule shall detail the timing and purpose of Tenant’s entry. Tenant shall hold Landlord harmless from and indemnify, protect and defend Landlord against any loss or damage to the Premises and against injury to any persons caused by Tenant’s actions pursuant to this Section 4.4(f).  Tenant’s entry shall be subject to such reasonable rules and regulations as Landlord or its contractor may establish prior to such entry.

(g)                                 The amount to be applied against the allowances for Tenant Improvements set forth in Section 4.4(a) and 4.4(e) hereof, or to be paid by Tenant under clause (ii) of Section 4.4(e) hereof, shall not exceed Landlord’s out of pocket costs in connection with the design and construction of the Tenant Improvements.

4.5                                 Construction Schedule.  Attached hereto as Exhibit “C” is an estimated Construction Schedule for the construction of the Building, Improvements and Tenant Improvements.  Landlord represents that it has no reason to believe that the Construction Schedule cannot be followed such that the Building, the other Improvements and the Tenant Improvements will be completed by the completion date shown in the Construction Schedule, subject to delays as described in Section 4.3 or Section 4.6 hereof.  Landlord shall provide monthly updates of the Construction Schedule to Tenant, which updates shall be produced on a critical path method basis using Primavera software, shall include at least five hundred (500) tasks and shall be delivered to Tenant both in hard copy and digital form.  Landlord shall use commercially reasonable efforts to meet the Construction Schedule (including achieving substantial completion of the Building, other Improvements and Tenant Improvements by the date shown therefor in the Construction Schedule).  Notwithstanding the above, so long as Landlord uses commercially reasonable efforts to meet the Construction Schedule, Landlord shall have no liability to Tenant for a failure to meet the Construction Schedule, including meeting the completion date, unless such delays are caused by Landlord’s failure to comply with the provisions of the General Contract.

4.6                                 Completion of Construction.  Construction shall be deemed substantially completed at such time as the Building, other Improvements and Tenant Improvements have been constructed in accordance with the Final Plans and Specifications, subject to “punchlist” items, and a certificate of occupancy or equivalent has been obtained from the City of Vista permitting Tenant to occupy the Building.  “Punchlist” items shall be those items that, in Tenant’s reasonable judgment, (a) have not been completed in accordance with the Final Plans and Specifications, as modified by any Change Order pursuant to Section 4.10, and (b) do not have a material and adverse effect on Tenant’s ability to use the Building for Tenant’s intended purposes, and do not materially increase the cost of operating or maintaining the Building.  Landlord agrees to use commercially reasonable efforts to cause the General Contractor to complete the “punchlist” items identified pursuant to Paragraph 5 of the Fundamental Lease Provisions within forty-five (45) days after the Commencement Date, and in so doing, the General Contractor or a subcontractor shall complete same in such a manner as to not unreasonably or unnecessarily interfere with Tenant’s occupancy of, or ability to use, the Building.  Landlord agrees that it will not release any retainage provided for under its contract with the General Contractor until all  applicable “punchlist” items are completed.  If the “punchlist” items are not completed within ninety (90) days after the Commencement Date, at Tenant’s written request, Landlord shall retain another contractor to complete the “punchlist” items, the costs of which shall be treated as part of the Total Project Costs.  Notwithstanding the above, the Commencement Date shall be deemed to have occurred (and Monthly Base Rent shall commence) on the date that construction would have been completed (except for “punchlist” items) and a certificate of occupancy would have obtained but for delays caused by: (a) Change Orders requested by Tenant; (b) Tenant’s active interference with the construction of the Building, other Improvements and/or Tenant Improvements; and/or (c) delays in Tenant approving drawings and specifications, the budget, Change Orders and other matters required to be approved by Tenant pursuant to this Article 4 within the applicable time specified or, if no time is specified, within a reasonable period of time.

4.7                                 Warranties.  Landlord shall use commercially reasonable efforts to cause the General Contractor to remedy all defects in the construction of the Building and the other Improvements as to which Tenant notifies Landlord in writing (“Landlord’s Notice”).  Provided, however, one (1) year following the Commencement Date, all warranty rights under the General Contract will be deemed assigned to Tenant, except to the extent they relate to defects identified in a Landlord’s Notice given prior to the expiration of such one (1) year period, and Landlord shall have no further obligation or liability for defects other than those identified in a Landlord’s Notice.  Except for such items, Tenant shall be deemed to have accepted the Building and other Improvements in the condition delivered to it “As Is,” and Landlord shall have no liability to correct other claimed defects; provided, however, except as to those items that Landlord is required to correct pursuant to this Section 4.7, Landlord shall assign to Tenant all warranties that it has received from any subcontractor or from any material supplier, in addition to the assignment of warranties under the General Contract.  Without limiting what constitutes a defect, the term “defect” shall include any portion of the Building, Improvements or Tenant Improvements that is not constructed in compliance with all Applicable Laws, that is not constructed in accordance with the Final Plans and Specifications in all material respects or that includes any material defect in design, engineering, materials or construction.

4.8                                 Trade Fixtures.  The Building and other Improvements constructed on the Real Property shall be the property of Landlord and shall be surrendered to Landlord upon the expiration or earlier termination of this Lease; provided, however, all trade fixtures, equipment and signs installed by or under Tenant shall be and remain the property of Tenant and shall be removed at Tenant’s sole cost and expense at any time during the term of this Lease, so long as Tenant repairs any damage caused by the removal thereof.

4.9                                 Landlord’s Development Team.  Landlord’s development team for the construction of the Building, the Improvements and the Tenant Improvements includes the following persons and/or entities: Michael Massaro, Project Executive, and Gary Levinski, Project Manager.  Tenant’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, shall be required for any changes to the foregoing development team.

4.10                           Change Orders.  Tenant shall have the right to make a change to the Final Plans and Specification approved by Tenant, whether such changes are modifications, alterations, additions, or deletions.  If Tenant desires a change, Tenant shall deliver a notice to Landlord describing the change requested.  If Landlord receives such a notice from Tenant, Landlord shall cause the Project Architect and General Contractor to prepare detailed analyses of the requested change, which, in the case of the General Contractor, shall include:

(a)                                  the change, if any, to the Construction Schedule and the Substantial Completion Date associated with such change; and

(b)                                 the change, if any, to the fixed price or the guaranteed maximum price associated with such change.

Within fifteen (15) days after Tenant’s notice, Landlord will provide Tenant with copies of the analyses received from the Project Architect and the General Contractor.  If Tenant desires to proceed with the proposed change, Tenant shall advise Landlord in writing within five (5) days following receipt of the analyses, which shall thereafter be a change order to the General Contract (“Change Order”).  If Tenant gives such notice to proceed with the proposed change, the GMTC (as defined below) will be increased by the change, if any, to the fixed price or the guaranteed maximum price, as applicable, associated with such Change Order as set forth in the

General Contractor’s analysis, and the Scheduled Completion Date shall be extended as provided in the General Contractor’s analysis.  All such changes shall be made in accordance with this Section 4.10, and, upon approval of a Change Order by Landlord and Tenant, shall be considered, for all purposes of this Lease, as part of the Final Plans and Specifications.

4.11                           Acquisition/Construction Loan.  Tenant shall have the right to approve of the term sheet for Landlord’s acquisition loan and/or construction loan obtained in connection with the Premises, which consent shall not be unreasonably withheld, conditioned or delayed.  In addition, Tenant may not withhold its consent to the term sheet for any acquisition loan and/or construction loan that is on market terms and conditions.  If Tenant approves of the term sheet for Landlord’s acquisition loan and/or construction loan, then concurrently with the execution of the loan documents in connection therewith, Landlord shall deliver to Tenant an officer’s certificate representing and warranting that the economic terms contained in such loan documents are consistent with those contained in the term sheet approved by Tenant, or any variation shall again be submitted to Tenant for its approval as above provided.

5.                                       RENT.

5.1                                 Rental During Base Term.

(a)                                  Tenant shall pay to Landlord as Annual Base Rent for each year during the Base Term the product of “Adjusted Development Costs” multiplied by nine and five-tenths percent (9.5%) (the “Interest Factor”).  Adjusted Development Costs shall be the lesser of (x) the aggregate of estimated Total Project Costs as set forth in the final budget described in Section 4.3 hereof prepared by Landlord (consistent with the budget prepared by the General Contractor) on a reasonable line item basis, plus a five percent (5%) contingency, which has been approved by Tenant pursuant to Section 4.3, with increases thereto, if any, as expressly provided in this Lease (the “GMTC”) and (y) the actual Total Project Costs.  “Total Project Costs” means the construction and acquisition costs (including the cost of the construction of the first Thirty-Five Dollars ($35.00) of the Tenant Improvements) incurred in completing the Premises, and shall include the cost of the Real Property and the construction of the Building and the other Improvements, all of the following, and any other costs pre-approved by Tenant in writing:

(1)                                  The cost of the Real Property, which is agreed to be Four Million Two Hundred Eight Thousand Four Hundred Forty Dollars ($4,208,440.00);

(2)                                  All sums paid or to be paid by Landlord to the General Contractor for construction pursuant to the General Contract and all Change Orders implemented pursuant to the provisions of Section 4.10 hereof other than for the construction of the Tenant Improvements;

(3)                                  Fees for, and the cost of, permits, licenses, inspections and certificates required for the construction of the Building and the other Improvements by any governmental authority or to comply with warranties and/or guaranties paid by Landlord;

(4)                                  Fees and costs charged by Landlord’s architect, engineers and other consultants with respect to the construction of the Building and the other Improvements and the obtaining of entitlements relating thereto;

(5)                                  All interest, points, fees and cost reimbursements paid by Landlord on its acquisition loan and/or construction loan for the period before the Commencement Date, the proceeds of which are used for the acquisition of the Real Property and/or the construction of the Building and the other Improvements (including the Tenant Improvements) including any loan fees paid as a condition to obtaining any such loan, appraisal fees, documentation fees and the like; provided, however, in no event shall the amount of interest on the acquisition loan or construction loan to be included in Total Projects Costs for any period of time exceed the amount of interest that would be calculated (a) on the outstanding principal amount during such period of time and (b) at the interest rate payable on such loan on the date the deed of trust securing such loan is recorded plus one percent (1%);

(6)                                  The cost of any offsite improvements, or fees in lieu thereof, required by law or applicable governmental authority in connection with the construction of the Building, the Improvements and the Tenant Improvements not made pursuant to the General Contract, and specifically excluding any offsite improvements related to or fairly allocable to the construction or development of any improvements or buildings owned by Landlord or its affiliates other than the Premises and the Tenant Improvements;

(7)                                  The cost of the construction of utilities and utility hook-up fees, unless paid by the General Contractor pursuant to the General Contract;

(8)                                  The cost of the Tenant Improvements up to a maximum amount of Thirty-Five Dollars ($35.00) per gross measured square foot as provided in Section 4.4 hereof;

(9)                                  Brokerage commission payable to CB Richard Ellis Inc. in connection with the execution of the Lease in an amount equal to four percent (4%) of the Annual Base Rent payable under this Lease for the first five (5) years of the Term and two percent (2%) of the Annual Base Rent payable under this Lease for the second five (5) years of the Term, and a brokerage commission payable to Landlord or an affiliate of Landlord in connection with the execution of this Lease in an amount equal to two percent (2%) of the Annual Base Rent payable under this Lease for the first five (5) years of the Term and one percent (1%) of the Annual Base Rent payable under this Lease for the second five (5) years of the Term (in both instances, the brokerage commission shall be determined (and fixed) at the time the final budget is approved by Tenant pursuant to Section 4.3 based upon the Annual Base Rent that would be payable pursuant to such final budget);

(10)                            A development fee payable to Landlord, in an amount equal to the difference of:

(a)  five percent (5%) of the Total Project Costs, excluding (i) the amounts described in Sections 5.1(a)(1), 5.1(a)(10) and 5.1(a)(14) hereof, (ii) the amounts described in Section 5.1(a)(5) hereof (except for the “Finance (Loan Fee)” shown in the Baseline Budget attached hereto as Exhibit “G,” which shall be included in Total Project Costs for purposes of this Section 5.1(a(10))) and (iii) the brokerage commission payable to Landlord or its affiliate pursuant to Section 5.1(a)(9), in each case as set forth in the final budget approved by Tenant pursuant to Section 4.3, less

(b) the brokerage commission paid to Landlord or its affiliate pursuant to Section 5.1(a)(9) above;

(11)                            The cost of landscaping and hardscape as is shown on the Final Plans and Specifications, as modified by any Change Order pursuant to the provisions of Section 4.10 hereof, or otherwise approved by Tenant, such approval not to be unreasonably withheld, conditioned or delayed;

(12)                            Any dues or assessments paid by Landlord to any owners’ association, including Vista Oaks Business Park and Oak Ridge Business Center, for the period between the date Landlord acquires the Real Property and the Commencement Date;

(13)                            The cost of any environmental assessment requested by Tenant; and

(14)                            The cost of the title insurance policy to be provided pursuant to Section 18.19.

(b)                                 Notwithstanding the foregoing, Total Project Costs shall not include any of the following:

(1)                                  financing costs after the Commencement Date;

(2)                                  costs payable to affiliates of Landlord to the extent that they are higher than the costs would be for independent third parties performing the same work;

(3)                                  costs that result from the negligence or willful misconduct of Landlord or any of its affiliates, except for the negligent failure of Landlord to prevent Tenant or any third party (other than Landlord’s contractors and consultants) from taking any action (“Passive Negligence”);

(4)                                  costs that arise from any damage or destruction to the Building and the other Improvements;

(5)                                  Landlord’s internal costs and expenses, including Landlord’s overhead;

(6)                                  travel costs for Landlord, its affiliates and their employees, officers, directors, etc.;

(7)                                  costs of environmental assessments, unless requested by Tenant, and abatements;

(8)                                  any amounts for which any other person reimburses Landlord (including, but not limited to, insurance proceeds, condemnation proceeds and amounts rebated to Landlord by any contractor or consultant);

(9)                                  charitable or political contributions;

(10)                            any other cost or expense not required for the construction or development of the Building or the Improvements which is not included in the budget approved by Tenant pursuant to the provisions of Section 5.1(a) (it is not the intent of this paragraph (10)

to limit the cost or expense of any item shown in the budget to the dollar amount shown in the budget for such item);

(11)                            additional costs incurred as a result of Landlord’s failure to make a payment on a timely basis to its contractors, consultants or lenders;

(12)                            construction costs for items other than those set forth in the Final Plans and Specifications or a Change Order approved pursuant to the provisions of Section 4.10 hereof;

(13)                            legal fees incurred in connection with negotiations with Tenant and salaries for Landlord’s employees;

(14)                            costs for pre-existing environmental conditions as set forth in Section 3.4 of this Lease;

(15)                            bonuses or other special compensation except for incentives set forth in the General Contract such as a sharing of any cost savings below the guaranteed maximum price;

(16)                            excess cost of causing compliance with Applicable Laws as provided in Section 3.2(a) of this Lease;

(17)                            any management fee payable to Landlord or an affiliate of Landlord except for the development fee payable pursuant to clause (10) of Section 5.1(a) hereof;

(18)                            insurance and taxes paid by Tenant pursuant to Section 5.8 hereof; and

(19)                            any other cost or expense not specifically identified in clauses (1) through (14) of Section 5.1(a) above.

(c)                                  Landlord shall keep detailed and accurate books and records (including financial records) in connection with the construction of the Premises, and in accordance with customary standards for similar projects.  Landlord shall provide to Tenant a schedule showing the calculation of Total Project Costs and Tenant or its architects or other agents shall have the right to inspect and audit Landlord’s books and records relating thereto, so long as Tenant requests such inspection or audit within one hundred twenty (120) days after receipt from Landlord of Landlord’s calculation of Total Project Costs.  Tenant shall pay to Landlord the Monthly Base Rent based upon Landlord’s calculation of Total Project Costs beginning with the Commencement Date.  In the event that Tenant’s inspection and/or audit of Landlord’s books and records determines that Total Project Costs have been miscalculated, (1) there shall be an appropriate adjustment of Monthly Base Rent previously paid and a payment by either Landlord to Tenant or Tenant to Landlord of the amount of any overpayment or underpayment, as the case may be and (2) if Landlord overstated Total Project Costs by more than three percent (3%), then Landlord shall pay all of Tenant’s reasonable out-of-pocket costs of its audit or inspection plus interest on excess Rent paid by Tenant at a rate of nine and five-tenths percent (9.5%) per annum.  If the parties are unable to agree upon an adjusted Monthly Base Rent, the parties agree that arbitration shall constitute the exclusive remedy for settlement of any such dispute.  If either Landlord or Tenant desires to exercise its right pursuant to this paragraph, such party shall deliver written demand for arbitration to the other party, setting out the basis for the controversy.  Any arbitration proceeding undertaken pursuant to this paragraph shall be held in front of a retired judge working with JAMS or another similar group, or if no such groups exists, a single neutral arbitrator shall be chosen by mutual agreement or, if the parties fail to agree, by the presiding judge of the San Diego Superior Court upon ex parte application.  The arbitration shall take place in San Diego, California.  The decision of the arbitrator shall be conclusive, final and binding upon Landlord and Tenant.  Judgment upon the decision of the arbitrator may be entered in any court of competent jurisdiction.  The cost of such arbitration (including any attorneys’ fees incurred therein) shall be borne by the losing party as determined by the arbitrator.

(d)                                 The Annual Base Rent (and thereby the Monthly Base Rent) then in effect shall be increased by five percent (5%) on the second anniversary of the Commencement Date, if the Commencement Date is the first day of a calendar month or if not the first day of a calendar month on the second anniversary of the first day of the calendar month following the Commencement Date, and on each second anniversary thereafter during the Base Term.

5.2                                 Payment of Annual Base Rent.  Annual Base Rent shall be paid in twelve (12) equal monthly installments (the “Monthly Base Rent”).  The Monthly Base Rent shall be paid in advance on the first day of each and every calendar month following the Commencement Date with appropriate proration in the event of a partial month at the beginning of the Base Term.

5.3                                 Adjustment of Minimum Rent to Market.  The Annual Base Rent (and thereby the Monthly Base Rent) payable for the First Option Term and the Second Option Term shall be adjusted to the Fair Market Rental of the Premises as of the commencement of the First Option Term and the Second Option Term, as applicable, determined pursuant to this Section.  The Annual Base Rent so determined shall then be divided by twelve (12) to arrive at the Monthly Base Rent.  In the event Tenant exercises the First Option, Landlord and Tenant shall attempt to arrive at the Fair Market Rental of the Premises no later than four (4) months prior to the commencement of the First Option Term, and in the event Tenant exercises the Second Option, Landlord and Tenant shall attempt to arrive at the Fair Market Rental of the Premises no later than four (4) months prior to the commencement of the Second Option Term (each an “Outside Agreement Date”).  In the event that Landlord and Tenant cannot agree on such Fair Market Rental prior to the applicable Outside Agreement Date, each party, within fifteen (15) days after the applicable Outside Agreement Date, shall select a certified MAI appraiser with at least five (5) years experience appraising similar properties in San Diego County, California to attempt to reach agreement as to the Fair Market Rental and shall advise the other party in writing of the MAI appraiser so appointed by it.  If only one party appoints such MAI appraiser, that MAI appraiser acting alone shall determine the Fair Market Rental of the Premises.  In the event that the two (2) MAI appraisers are so appointed and the two (2) MAI appraisers cannot agree on the Fair Market Rental of the Premises within thirty (30) days after their appointment, the two (2) MAI appraisers shall within ten (10) days thereafter appoint a third MAI appraiser meeting the same minimum qualifications.  In the event that the two (2) MAI appraisers cannot agree on the third MAI appraiser, either party, by giving ten (10) days’ prior written notice to the other party, shall have the right to apply to the presiding judge of the San Diego County Superior Court to appoint the third MAI appraiser.  The three (3) MAI appraisers so appointed shall independently determine the Fair Market Rental of the Premises within sixty (60) days after the appointment of the third MAI appraiser.  The three (3) MAI appraisers shall meet and simultaneously exchange their written appraisals.  If the high appraisal and the low appraisal are each within ten percent (10%) of the middle appraisal, the three (3) appraisals shall be averaged and such average shall be the Fair Market Rental of the Premises.  In the event that either the high or low appraisal is more than ten percent (10%) from the middle appraisal, the two (2) appraisals that are within ten percent (10%) of each other shall be averaged and that average shall be the Fair Market Rental of the Premises.  If the high and low appraisal are both more than ten percent (10%) from the middle appraisal, the middle appraisal shall be the Fair Market Rental of the Premises.  “Fair Market Rental” means the rental rate that would be paid by a non-renewal tenant for a lease having a five (5) year term, as reasonably extrapolated to the commencement of the Option Term, on the terms and conditions contained in this Lease.  Implicit in this definition is the consummation of a lease whereby:  (a) lessor and lessee are typically motivated; (b) both parties are well informed or well advised, and each is acting in what it considers its own best interest; (c) a reasonable time is allowed for exposure of the Premises on the open market; (d) landlord and tenant are not affiliated; (e) payment of rent is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and (f) the rent represents the normal consideration for the rental of the property unaffected by special concessions granted by anyone associated with the lease.  In making the determination, the appraiser or appraisers shall consider rental comparables in the geographic area containing the Premises with appropriate adjustment for the location and quality of the project, and all other relevant criteria except as set forth in the next sentence, and included among the criteria to be considered shall be the bi-annual increases in rent specified in the last sentence of this Section.  The appraiser or appraisers shall not attribute any factor for any tenant improvement allowances or brokerage commissions, or lack thereof, in making its determination of Fair Market Rental.  Each party shall pay the cost of the MAI appraiser appointed by it and one-half (1/2) of the cost of the third MAI appraiser, if any.  In the event that the new Annual Base Rent has not been determined as provided in this Section 5.3 at the time that the First Option Term or Second Option Term, as applicable, commences, Tenant shall pay as Monthly Base Rent an amount equal to the amount of the immediately prior Monthly Base Rent payable hereunder until the new Monthly Base Rent is determined.  When the new Monthly Base Rent is determined, Tenant shall promptly pay to Landlord the excess due based on the new Monthly Base Rent, if any, over the amounts previously paid by Tenant for any prior month during the applicable Option Term.  The Annual Base Rent (and thereby the Monthly Base Rent) determined for each of the two Option Terms shall be increased by five percent (5%) at the beginning of the third (3rd) and fifth (5th) years of each Option Term.

5.4                                 Governmental Restriction on Rent Increases.  In the event that any governmental law, rule or regulation prohibits or postpones, in whole or in part, any increase in the Annual Base Rent or other sums payable by Tenant hereunder, then, and in either of such events, such increase shall be made to the maximum extent permissible by law at the time or times provided in this Lease, and/or at any time or times thereafter such increase, or any portion thereof, may lawfully be made, and any such increase in the Annual Base Rent, or any portion thereof, or other sums payable hereunder, or portions thereof, the payment of which has been so prohibited or postponed, shall thereafter become due and payable to the maximum extent and at the earliest time or times permitted by law.

5.5                                 Payment of Rent.  All payments of Monthly Base Rent and other sums owing by Tenant to Landlord shall be made by Tenant to Landlord, without notice or demand and without offset or deduction, at such place as Landlord may from time to time designate to Tenant in writing.  Until changed by written notice to Tenant, Monthly Base Rent and such other sums to be paid by Tenant to Landlord shall be paid to Landlord at the address of Landlord set forth in Paragraph 12 of the Fundamental Lease Provisions.

5.6                                 Net Rent.  It is the intention of the parties that the Annual Base Rent herein specified shall be net to Landlord during the Term of this Lease.

5.7                                 Tenant Improvement Rent.  In the event that the cost of the Tenant Improvements as requested by Tenant in writing exceeds Thirty-Five Dollars ($35.00) per gross measured square foot and Tenant does not elect to fund such additional Tenant Improvement Costs with its own funds or pay such excess to Landlord as provided in Section 4.4 hereof, Tenant shall pay to Landlord as additional rent the excess cost thereof up to a maximum of an additional Ten Dollars ($10.00) per gross measured square foot amortized over the fifteen (15) year Base Term at an interest rate of nine percent (9%) per annum, compounded monthly (the “Tenant Improvement Rent”).  The Tenant Improvement Rent shall be paid in advance, without deduction or offset, on the first day of each calendar month during the Base Term.  The Tenant Improvement Rent shall terminate at the end of the Base Term even if an Option is exercised and the Term is extended.

5.8                                 Additional Rent.  Tenant shall reimburse Landlord for the insurance premiums incurred by Landlord with respect to providing insurance described in Section 7.3 and shall pay as and when due all real property taxes and assessments on the Premises for the period between the date Landlord acquires the Real Property and the Commencement Date.  All taxes, charges, costs and expenses which Tenant is required to pay hereunder (whether to be paid to Landlord or a third party), together with all interest and penalties that may accrue thereon in the event of Tenant’s failure to pay such amounts, and all damages, costs and expenses which Landlord may incur by reason of any default of Tenant, or failure on Tenant’s part to comply with the terms of this Lease, shall be deemed to be additional rent and, in the event of non-payment by Tenant, Landlord shall have all rights and remedies with respect thereto as Landlord has for the non-payment of Monthly Base Rent.

5.9                                 Lump Sum Rent.  As additional rent hereunder (in addition to the Annual Base Rent), Tenant agrees to pay to Landlord on the Commencement Date an initial payment of rent (the “Lump Sum Rent”) equal to (a) forty percent (40%) of the sum of the “Adjusted Base Rent,” “Adjusted Property Taxes” and “Adjusted Insurance Premiums” for the period between the “Termination Date” and February 20, 2008, less (b) if Tenant vacates all or a portion of 2980, 2985 or 3105 Scott Street, Vista, California early as set forth in Section 5 of the Termination Agreement, the amount of any rent, real property taxes and insurance premiums paid by a tenant, licensee or other occupant or user of all or a portion of 2980, 2985 or 3105 Scott Street (a “New Tenant”) to Landlord under a new lease, license agreement or other agreement providing for the use or occupancy (“Occupancy Agreement”) of all or a portion of 2980, 2985 or 3105 Scott Street for the period before the Termination Date.  For purposes of this calculation, “Adjusted Base Rent” means the minimum monthly rent that would be paid under the “2985 and 3105 Scott Sublease” and the “2980 Scott Sublease” from the Termination Date through and including February 20, 2008 based on the minimum monthly rent in effect on the Termination Date, increased by two percent (2%) on every September 21 thereafter.  For purposes of this calculation, “Adjusted Property Taxes” means the taxes, assessments, license fees and other charges payable on personal property and real property taxes and general and special assessments payable on the real property and improvements under the “2985 and 3105 Scott Street Sublease” and the “2980 Scott Sublease” from the Termination Date through February 20,

2008 (with appropriate prorations) based on the amount of annual real property taxes in effect immediately prior to the Termination Date and, in the case of real property taxes, increased by two percent (2%) on July 1 of each year thereafter.  For purposes of this calculation, “Adjusted Insurance Premiums” means the insurance premiums payable for the insurance required to be carried by the subtenant under the “2985 and 3105 Scott Sublease” and the “2980 Scott Sublease” for the one (1) year period before the Termination Date.  Any “free rent” payable under an Occupancy Agreement shall be amortized equally over the base term (but not any option term) of any such Occupancy Agreement.  Landlord agrees that rental increases, if any, shall be commercially reasonable such that an artificially low rent is not charged during the portion of the term of the Occupancy Agreement prior to the Termination Date and an artificially high rent is charged for the period after the Termination Date.  As used herein the terms “2985 and 3105 Scott Sublease” and the “2980 Scott Sublease” shall have the meanings given to them in the Termination Agreement.  The term “Termination Date” means the later of the Commencement Date of this Lease or the date that Tenant vacates 2980, 2985 and 3105 Scott Street and leaves the buildings in broom-clean and good condition as described in Section 5 of the Termination Agreement.

6.                                       ALTERATIONS, MAINTENANCE AND REPAIRS.

6.1                                 By Landlord.  In addition to and without limiting the generality of the warranties and agreements of Landlord contained elsewhere in this Lease, including any express or implied warranties of construction or condition by Landlord,  Landlord shall, at its sole cost and expense, be responsible for parking lot replacement (as opposed to maintenance and repair of the parking lot such as slurry coating and restriping which shall be the responsibility of Tenant as provided in Section 6.2 hereof) and repairs to or replacement of the structural components of the Building and load bearing walls, unless such repairs or replacement are caused by the acts of Tenant or those acting under Tenant.  In addition, Landlord shall be responsible for replacement of the roof, which replacement will be required if the roof needs repair and cannot be repaired other than at a cost which is in excess of fifty percent (50%) of the cost of replacing the roof.  Except as expressly provided in this Section 6.1, Tenant agrees that Landlord is to have no responsibility or obligation for the maintenance or repair of the Premises, including the Building and any other Improvements located on the Real Property.  Tenant waives the right to repair the Building and/or other Improvements at the expense of Landlord under any applicable laws including, without limitation, Sections 1941 and 1942 of the California Civil Code.

6.2                                 By Tenant.  Except as expressly provided in Section 6.1 and subject to any express or implied warranties of construction or condition by Landlord, Tenant agrees, at the expense of Tenant, to maintain the Premises, including the Real Property, the Building and the other Improvements (including parking areas, driveways and landscaping), in good condition and repair throughout the Term of this Lease.  Except as expressly provided in Section 6.1, Tenant shall be responsible for repair of the roof, including taking all customary, reasonable and necessary actions required under any warranty applicable to the roof in order to maintain the warranty in full force and effect.  If Tenant fails to take the customary, reasonable and necessary actions to keep the warranty in effect, Tenant shall be responsible for any replacement of the roof that would have been covered by the warranty.  Notwithstanding the foregoing, if any item for which Tenant otherwise is responsible needs repair and such item cannot be repaired other than at a cost which is in excess of fifty percent (50%) of the cost of replacing such item, then Tenant shall have the right to replace such item (the “Replacement Standard”).  Prior to commencing such replacement, Tenant shall provide Landlord with written notice and documentation confirming such cost. Landlord may object to such replacement only in writing.  If the Landlord so objects in writing within ten (10) Business Days of receipt of such notice to the replacement, the parties agree that Tenant may nonetheless replace the item and that arbitration shall constitute the exclusive remedy for settlement of any such dispute.  The cost of any such replacement shall be prorated between Landlord and Tenant based upon the useful life of the replaced item, with Tenant responsible for the useful life of the item during the term of the Lease unless the arbitrator determines that, based on the Replacement Standard, Tenant should have repaired such item rather than replacing it.  Within ten (10) Business Days of a written request from Tenant, Landlord shall be obligated to reimburse Tenant, for the cost of the replaced item times a fraction the numerator of which is the useful life of such replaced item less the remaining Term of this Lease and the denominator of which is the useful life of such replaced item.

If either Landlord or Tenant desires to exercise its arbitration right pursuant to the preceding paragraph, such party shall deliver written demand for arbitration to the other party, setting out the basis for the controversy.  Any arbitration proceeding undertaken pursuant to this paragraph shall be held in front of a retired judge working with JAMS or, if JAMS no longer exists, another similar group, or if no such groups exists, a single neutral arbitrator shall be chosen by mutual agreement or, if the parties fail to agree, by the presiding judge of the San Diego Superior Court upon ex parte application.  The arbitration shall take place in San Diego, California.  The decision of the arbitrator shall be conclusive, final and binding upon Landlord and Tenant.  Judgment upon the decision of the arbitrator may be entered in any court of competent jurisdiction.  The cost of such arbitration (including any attorneys’ fees incurred therein) shall be borne by the losing party as determined by the arbitrator.

6.3                                 Waiver as to Repairs.  Tenant hereby expressly waives any right or privilege under statute or, except as expressly provided herein, otherwise to require that repairs be performed by Landlord or at the expense of Landlord.

6.4                                 Alterations.  Tenant shall have the right, at its expense, to make alterations (the “Alterations”) to the Premises so long as such Alterations do not materially adversely affect the value of the Premises and so long as all necessary governmental approvals and permits are obtained and all necessary approvals under any recorded document are obtained.  All Alterations shall be constructed by a licensed general contractor and shall be constructed in accordance with plans and specifications prepared by a licensed architect.  Any Alterations during the last two (2) years of the Base Term or any Option Term shall require the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.  Any Alternations not permitted by this Section shall require the prior written approval of Landlord, which Landlord may withhold in its sole discretion, except as expressly provided above.  As to any Alteration affecting the structure of the Building, Tenant shall deliver “as-built” plans therefor to Landlord within thirty (30) days following completion.  Upon request of Landlord, Tenant shall, at its sole cost and expense, remove any Alterations by the later of (a) the expiration or sooner termination of the Term of this Lease or (b) thirty (30) days following Landlord’s written request, which request may be given only before, or within thirty (30) days after, the expiration or sooner termination of the Term of this Lease.  Tenant shall have the right to request in writing that Landlord notify Tenant in writing within fifteen (15) days of Tenant’s written request, accompanied by a description of the alterations and plans and specifications therefor as to whether or not Landlord will require Tenant to remove the proposed Alterations.

6.5                                 Mechanic’s Liens.  Tenant agrees that it will pay or cause to be paid all costs for work done by it or caused to be done by it on the Premises of a character that may result in liens on Landlord’s or Tenant’s estate therein, and Tenant will keep the Premises free and clear of all mechanic’s liens or other liens on account of work done or alleged to have been done by or for Tenant or persons claiming under it, expressly excluding any such liens resulting from the construction of the Building, the Improvements or the Tenant Improvements or any other work done by Landlord.  Landlord and its representatives shall have the right to post and keep posted on the Premises such notices as Landlord may deem necessary for the protection of its interest in the Premises during the period that any work is being performed that might result in a lien being filed against the Premises.  At least twenty (20) days prior to Tenant’s placing any materials upon the Premises or causing any labor or work of construction of any Alterations, additions or improvements or repairs having a cost in excess of Twenty-Five Thousand Dollars ($25,000.00) to be performed, Tenant shall deliver to Landlord notification thereof specifying the nature and location of the intended work and the expected date of commencement thereof, and Landlord shall have the right to post Notices of Non-Responsibility on the Premises relating to the intended work.  All construction to be performed by Tenant or performed by or under Tenant shall be performed without cost or expense to Landlord.  Notwithstanding the above, Tenant may contest the validity of any such mechanic’s lien claim filed against the Premises or Landlord’s estate therein, provided that in such event Tenant shall first notify Landlord and, if requested by Landlord, shall, within ten (10) days of the Landlord’s request, cause such lien to be bonded in the manner authorized by law so as to release from such lien the real property or interest therein subject thereto.

7.                                       INSURANCE AND INDEMNITY.

7.1                                 Indemnity.

(a)                                  Prior to the Commencement Date, Landlord shall not be liable for, and Tenant shall indemnify, defend and hold Landlord harmless against, any and all claims, demands, liabilities and/or obligations resulting from or arising out of any loss, damage or injury to the property or person of any person whomsoever, at any time occasioned by or arising out of Tenant’s actual negligence or willful misconduct, or the actual negligence or willful misconduct of anyone acting on Tenant’s behalf or at Tenant’s request, on or at the Premises.  From and after the Commencement Date, Landlord shall not be liable for, and Tenant shall indemnify, defend and hold Landlord harmless against, any and all claims, demands, liabilities and/or obligations resulting from or arising out of any loss, damage or injury to the property or person of any person whomsoever, at any time occasioned by or arising out of (a) any act or omission of Tenant or of anyone holding under Tenant, (b) the occupancy of the Premises or use of the Premises or any part thereof including the Building and other Improvements by or under Tenant or (c) by reason of any defects in material or workmanship incorporated into, or defects in the design of, any Alterations constructed by Tenant during the Term of this Lease.  Notwithstanding the foregoing, Tenant shall not be required to indemnify Landlord for any claims that result from Landlord’s negligence or willful misconduct, except for Passive Negligence, or that of anyone acting on Landlord’s behalf or at Landlord’s request (including Landlord’s contractors, consultants, agents, employees and officers).

(b)                                 Subject to the provisions of Section 4.7, Tenant shall not be liable for, and Landlord shall indemnify, defend and hold Tenant harmless against, any and all claims,

demands, liabilities and/or obligations resulting from or arising out of any loss, damage or injury to the property or person of any person whomsoever, at any time occasioned by or arising out of (a) Landlord’s negligence or willful misconduct, other than Passive Negligence, or the negligence or willful misconduct of anyone acting on Landlord’s behalf, other than Passive Negligence, or at Landlord’s request (including Landlord’s contractors, consultants, agents, employees and officers), on or at the Premises or (b) any work or things done on the Premises by Landlord or by anyone acting on Landlord’s behalf or at Landlord’s request (including Landlord’s contractors, consultants, agents, employees and officers), in connection with the Premises and any work to be done on the Premises by Landlord.

(c)                                  The foregoing indemnities are in addition to those provided for in Section 3.3 and 3.4 of this Lease.

7.2                                 Insurance.  Tenant agrees, as additional rent:

(a)                                  Tenant shall procure and maintain during the Term of this Lease a policy or policies of comprehensive public liability and property damage insurance in a good and solvent insurance company or companies for the benefit of Tenant, Landlord and Landlord’s lender and other parties with an insurable interest that may be designated by Landlord or Tenant and under and by the terms of which Landlord and such other designated parties are protected from and insured against liability arising out of or in connection with the use of or operations on or from the Premises, the Building or other Improvements or on, in or about adjoining sidewalks and passageways during the Term hereof.  The limits of liability on any policy of public liability insurance shall not be less than Five Million Dollars ($5,000,000.00) combined single limit per occurrence and in the aggregate.  Such policy shall be written as a primary policy and not contributory with or in excess of any policy which Landlord and the other insureds may carry and shall cover and insure Landlord, its shareholders, directors, officers, partners and members, and Landlord’s Lender and any other party designated by Landlord, as additional insureds.  Said insurance shall be written on an occurrence basis.  Nothing contained herein shall prohibit Tenant from providing the initial One Million Dollars ($1,000,000.00) in coverage by way of primary coverage and the second Four Million Dollars ($4,000,000.00) in coverage by way of umbrella coverage.  Any umbrella coverage that is provided under a “blanket” policy must contain a specific allocation of at least Four Million Dollars ($4,000,000.00) to the Premises.  Landlord periodically, but not more often than every five (5) years, shall have the right to adjust such minimum policy limits to make same correspond with that which Landlord reasonably determines is then commercially reasonable for the geographic area containing the Premises.  In the event that Landlord requests an increase in the policy limits based upon what it believes is commercially reasonable and Tenant disputes such request, such matter shall be determined by arbitration in the County of San Diego, State of California pursuant to the rules of the American Arbitration Association.

(b)                                 Tenant shall procure and maintain throughout the Term of this Lease insurance upon the Building and other Improvements, including the value of all additions, alterations, replacements and repairs thereto, by whomever made, as well as the machinery, equipment and their systems forming a part thereof, against loss or damage by any hazard insured under a so-called All Risk policy, including fire and extended coverage insurance, and such additional insurance as would customarily be carried by owners of similar buildings in the same locale as the Building, and in all events including insurance against earthquake, collapse, vandalism, water damage and sprinkler leakage, and boiler and machinery insurance, in an amount equal to not less than one hundred percent (100%) of the full replacement cost of the Building (excluding cost of excavations, foundations, footings, underground pipes, conduits, flues and drains) without diminution of such insurance for depreciation or obsolescence.  Said policies shall include a one (1) year rental loss endorsement in favor of Landlord.  The policies evidencing such insurance shall name Landlord and, at Landlord’s request, Landlord’s lender as loss payee(s).  The policies shall contain an endorsement waiving any right of subrogation against Landlord.  The foregoing policies shall contain an agreed-amount clause waiving coinsurance and Tenant shall annually update the amount of insurance coverage and arrange to continue the agreed-amount clause.  Any such policies shall provide that any loss shall be paid to Landlord and any other loss payee notwithstanding any act of negligence of Tenant which may otherwise result in a forfeiture of such insurance.  The foregoing policies shall also contain, to the extent available, endorsements providing coverage for demolition costs, increased cost of construction, and contingent liability from operation of building laws.

(c)                                  Tenant shall procure and maintain during the Term of this Lease any other insurance coverage reasonably and customarily required by Landlord’s lender.

(d)                                 Tenant shall procure and maintain during the Term of this Lease workers’ compensation insurance as required by law.

(e)                                  Tenant shall deliver to Landlord policies evidencing the insurance procured by Tenant required under the terms hereof, or to deliver in lieu thereof certificates of coverage from the insurance company or companies writing said policy or policies of insurance, which certificates shall, among other things, designate the company writing the same, the number, amount and provisions thereof.

(f)                                    All insurance policies shall contain a provision that said policies shall not be cancelled or terminated without providing thirty (30) days’ prior written notice from the insurance company to Landlord and the other named insureds or loss payees and the certificate or policy required by paragraph (e) above shall so provide.  Tenant agrees that prior to expiration of any insurance policy, Tenant will deliver to Landlord and any other named insureds or loss payees designated by Landlord written notification in the form of a receipt or other similar document from the applicable insurance company that said policy or policies have been renewed or deliver certificates of coverage for the insurance required by this Article from another good and solvent insurance company meeting the requirements of this Section.

(g)                                 Tenant shall pay any and all premiums or other expenses in connection with the furnishing of the insurance by Tenant as herein provided.

(h)                                 Notwithstanding anything to the contrary contained in this Section 7.2, Tenant’s obligations to carry liability insurance provided for herein may be brought within the coverage of a blanket policy or policies of insurance carried and maintained by Tenant; provided, however, Landlord, Landlord’s lender and the other parties designated by Landlord shall be named as additional insureds thereunder, the coverage afforded Landlord and the other named insureds will not be reduced or diminished by reason of the use of such blanket policy of insurance and said policy of insurance otherwise shall satisfy the requirements of this Section 7.2 applicable to liability insurance.

(i)                                     Tenant shall not use, or conduct any activity on, the Premises, which may be prohibited by the All Risk insurance.

(j)                                     If Tenant shall fail to timely procure any policy required to be maintained by Tenant hereunder, or renewal thereof, or to evidence the procurement or renewal thereof by delivery of the certificates or renewal notifications required by this Section 7.2, Landlord may (but it is not required to), after having given not less than three (3) days’ prior written notice to Tenant, procure such insurance and charge the cost thereof to Tenant as additional rental payable in full on the next rent payment date.

(k)                                  Tenant shall not do or permit to be done anything which shall invalidate the insurance policies to be maintained by Tenant hereunder.

(l)                                     All policies of insurance to be provided for by Tenant pursuant to this Section shall be issued by companies with a Best’s rating of A-IX or better or, if Best’s Guide is no longer published, such policies shall be issued by companies with a substantially similar or better rating in any comparable guide and that all such insurance companies are qualified to transact business in the State of California.

(m)                               Landlord shall not be liable for and Tenant hereby waives any and all claims or causes of action against Landlord for damages to the Building or other Improvements and/or any property upon the Premises resulting from a casualty of the type to be covered by the insurance to be provided; provided, however, that the terms of this subsection (m) shall not affect Tenant’s rights to terminate this Lease pursuant to the terms of Article 11 below.

(n)                                 All insurance to be provided under this Section, and the premiums therefor, shall be deemed additional rent.

7.3                                 Landlord’s Insurance.  During construction of the Building and other Improvements, Landlord shall purchase and maintain, subject to reimbursement by Tenant for the cost thereof pursuant to Section 5.8 hereof, Builder’s Risk coverage with an admitted carrier with a Best’s rating of A-IX or better.  The property insurance shall be written in the amount of initial contract sum, plus value of subsequent contract modifications and cost of materials supplied or installed by others, comprising total value for the entire project at the site on a replacement cost basis and subject to a maximum deductible of Twenty-Five Thousand Dollars ($25,000.00).  Such insurance should also include coverage for property in transit and property at temporary locations.  The property portion of such insurance shall be written on an “all risk” or equivalent policy form and shall include, without limitation, insurance against the perils of fire (with extended coverage) and physical loss or damage including theft, vandalism, malicious mischief, terrorism, collapse, windstorm, boiler and machinery perils, false work, testing and startup and debris removal including demolition occasioned by enforcement of any applicable legal requirements and shall cover reasonable compensation for an architect’s and contractor’s services and expenses required as a result of such insured loss.

8.                                       TAXES.

8.1                                 Personal Property Taxes.  Tenant agrees to pay, as additional rent and prior to delinquency, all taxes levied upon personal property, including trade fixtures and equipment, which is kept on or about the Premises by or under Tenant.

8.2                                 Real Property Taxes.  Tenant agrees to pay, as additional rent, all real property taxes and assessments levied or assessed against the Premises, including the Real Property, the Building and the other Improvements, applicable to any period from and after the Commencement Date and continuing through the end of the Term of the Lease.  Any real property tax or assessment relating to a fiscal period, a part of which precedes the Commencement Date or continues beyond the end of the Term of the Lease, shall be prorated so Tenant shall pay only that portion thereof which relates to the portion of the subject tax period commencing with the Commencement Date and ending on the expiration or sooner termination of the Term of this Lease.

Tenant further agrees to pay any tax or excise on rent or any other tax, however described, that is levied or assessed by the State of California, or any political subdivision thereof, against Landlord on account of or measured by the rentals and/or other charges payable to or for the benefit of Landlord hereunder.  If under the laws of the State of California, or any political subdivision thereof, at any time during the term hereof, the methods of taxation shall be altered so as to impose in lieu of current methods of assessments and taxation, in whole or in part, taxes based on other standards, or in lieu of any increase therein, such taxes shall be deemed to be a tax levied or assessed upon the Premises for the purposes of this Lease.  Nothing herein contained, however, shall obligate Tenant to pay any income, inheritance, estate, gift, succession, sales, use, or a transfer tax of Landlord, nor shall Tenant be deemed obligated to pay any personal property, corporation, franchise, payroll, excess profits, excise, or privilege tax which may be assessed or levied against Landlord.

Landlord shall cause the tax bill to be mailed directly by the tax assessor to Tenant, and Tenant shall pay the real property taxes and assessments directly to the taxing authority at least ten (10) days prior to delinquency and concurrently provide Landlord with evidence of payment in a form reasonably satisfactory to Landlord.  If required by Landlord’s lender, Tenant shall also provide evidence of payment to Landlord’s lender as required by the loan documents.

8.3                                 Contest.  Landlord agrees that Tenant shall have the right, at Tenant’s sole cost and expense, to contest in good faith the legality or validity of any of the taxes, assessments, levies or other public charges to be paid by Tenant hereunder, but such right shall not be deemed or construed in any way as relieving or modifying or extending Tenant’s covenant to pay any such obligation at the time and in the manner as in this Lease provided.  Landlord shall, upon request, join in any such proceeding if Tenant determines that it shall be necessary or convenient for Landlord to do so in order for Tenant to prosecute properly such proceedings, but Landlord shall not be subject to any liability for the payment of any cost or expenses in connection with any such proceeding brought by Tenant.  Tenant hereby covenants to indemnify and save Landlord and the Premises harmless from any such costs and expenses.

9.                                       UTILITIES; ASSOCIATION DUES AND ASSESSMENTS.

9.1                                 Utilities.  Tenant shall, at Tenant’s sole cost and expense, pay directly, but as additional rent, for all water, gas, power, electric current and all other utilities used by or supplied to Tenant, the Premises or the Improvements during the Term of this Lease.

9.2                                 Association Dues and Assessments.  Tenant shall, pay directly, but as additional rent, all dues and assessments payable to any owners association of which the Real Property is a part as of the date hereof including but not limited to the Vista Oaks Business Park and Oak Ridge Business Center.

10.                                 SIGNS.  Tenant shall have the exclusive right, but not the obligation, to install building-top signage, monument signage and wayfinding signage all in accordance with the rules and regulations of the City of Vista.  Prior to installing any signs, Tenant, at its sole cost and expense, shall obtain all necessary governmental approvals and permits relating to same.  Any signs shall be subject to any recorded restrictions relating thereto in effect as of the date of this Lease.

11.                                 CASUALTY DAMAGE.  In the event the whole or any part of the Building and/or other Improvements shall be damaged or destroyed by fire or other casualty, damage or action of the elements, at any time during the Term of this Lease, Tenant shall with all due diligence repair, restore and rebuild the Building and/or other Improvements as close as possible to the same plan and design as existed immediately prior to such damage or destruction (subject to such changes as may be required by any local governmental authorities as a condition to obtaining necessary permits to rebuild), and to the same condition that existed immediately prior to such damage.  In the event of any restoration or reconstruction pursuant to this Article, any insurance proceeds available in consequence of such damage shall be made available to Tenant for said purpose and Landlord shall release any right it has to such insurance proceeds.  Prior to any such restoration and reconstruction as herein provided, the drawings and specifications therefor shall be submitted to Landlord for its approval and to any other necessary party for its approval under any document of record as of the date of the recordation of the Memorandum of Lease for its approval.  Landlord agrees that its approval of such drawings and specifications shall not be unreasonably withheld, conditioned or delayed.  All such work performed by Tenant shall be constructed in a good and workmanlike manner according to and in conformance with the laws, rules and regulations of all governmental bodies and agencies.  The Monthly Base Rental and other charges payable hereunder shall abate, or be reduced, by reason of any casualty damage to the extent proceeds from the rental loss insurance to be provided by Tenant pursuant to Section 7.2 are actually received by Landlord.  Except as expressly provided herein, Tenant waives all rights to terminate this Lease pursuant to any applicable law now or hereafter in effect, including, without limitation, any right to terminate granted under Section 1932, subdivision 2, and Section 1933 of the California Civil Code.

12.                                 CONDEMNATION.

12.1                           Termination of Lease.  In the event proceedings are brought pursuant to an exercise of the power of eminent domain by any lawful authority to condemn or otherwise acquire (a) more than twenty percent (20%) of the floor area of the Building or (b) more than twenty percent (20%) of the parking area as shown on the Site Plan attached hereto as Exhibit “B-1” (or in the event of a transfer of more than twenty percent (20%) of the floor area of the Building or more than twenty percent (20%) of such parking area in lieu of such condemnation) (in each case, a “Taking”) and, as a result of such Taking, the Building and/or Premises will no longer be suitable for the operation of the business being conducted by Tenant at the Premises immediately prior to the Taking, Tenant shall have the right, by written notice to Landlord given at any time prior to the date the said Building or portions of the Real Property are taken by the condemning authority, to elect to terminate this Lease effective as of the date of possession by the condemning authority.  In the event of such termination, Monthly Base Rent paid by Tenant shall be prorated to the date of termination and any unearned Monthly Base Rent shall be refunded to Tenant.  Tenant shall not grant a right of entry to any condemnor without the written consent of Landlord.

12.2                           Continuance of Lease; Adjustment of Rent.  Should Tenant not elect to so terminate this Lease, or should any such Taking not be such as to allow Tenant the right to terminate this Lease pursuant to Section 12.1, this Lease shall terminate as to the portion of the Premises taken upon the date on which possession of said portion is taken, but this Lease shall continue in force and effect as to the remainder of the Premises, and Tenant, at its own cost and expense, shall promptly restore the remaining portions of the Building and/or Improvements to an architectural unit as nearly comparable as practicable to the unit existing just prior to such Taking.  Tenant shall, in the event of a Taking of any portion of the Building (but not any other portion of the Premises), be entitled to a reduction in the Annual Base Rent (and Monthly Base Rent) payable pursuant to Article 5 above thereafter required to be paid, based on the ratio between (i) the reduction in the Fair Market Rental value of the Premises (valued based on the actual use of the Premises) and (ii) the Fair Market Rental value of the Premises (valued based on the actual use of the Premises) before the Taking.  If the parties are unable to determine the new Annual Base Rent within thirty (30) days after the date of a Taking, then within ten (10) days after the expiration of that thirty (30) day period, each party, shall select a certified MAI appraiser with at least five (5) years experience appraising similar properties in San Diego County, California to attempt to reach agreement as to the Annual Base Rent, calculated as provided hereinabove, and shall advise the other party in writing of the MAI appraiser so appointed by it.  If only one party appoints such MAI appraiser, that MAI appraiser acting alone shall determine the Annual Base Rent of the Premises.  In the event that the two (2) MAI appraisers are so appointed and the two (2) MAI appraisers cannot agree on the Annual Base Rent of the Premises within thirty (30) days after their appointment, the two (2) MAI appraisers shall within ten (10) days thereafter appoint a third MAI appraiser meeting the same minimum qualifications.  In the event that the two (2) MAI appraisers cannot agree on the third MAI appraiser, either party, by giving ten (10) days’ prior written notice to the other party, shall have the right to apply to the presiding judge of the San Diego County Superior Court to appoint the third MAI appraiser.  The three (3) MAI appraisers so appointed shall independently determine the Annual Base Rent of the Premises within thirty (30) days after the appointment of the third MAI appraiser.  The three (3) MAI appraisers shall meet and simultaneously exchange their written appraisals.  If the high appraisal and the low appraisal are each within ten percent (10%) of the middle appraisal, the three (3) appraisals shall be averaged and such average shall be the Annual Base Rent of the Premises.  In the event that either the high or low appraisal is more than ten percent (10%) from the middle appraisal, the two (2) appraisals that are within ten percent (10%) of each other shall be averaged and that average shall be the Annual Base Rent of the Premises.  If the high and low appraisal are both more than ten percent (10%) from the middle appraisal, the middle appraisal shall be the Annual Base Rent of the Premises.

12.3                           Division of Award.  In the event that an award is made for an entire or partial Taking or for damage to the Premises in any action in direct or inverse condemnation, the parties hereto agree that their respective rights to the award or compensation paid shall be as follows:

(a)                                  To the extent Tenant is required to restore the remaining portions of the Building and/or Improvements as a result of a Taking, then the entire award for the Taking of the Premises and severance damages shall be payable to Tenant up to the cost of restoring the

Building and Improvements.  Any award in excess of the cost of restoring the Building and Improvements shall be payable to Landlord.

(b)                                 To the extent Tenant is not required to restore the remaining portions of the Building and/or Improvements as a result of a Taking, Landlord shall be entitled to the entire award received for the Taking of the Premises and for any severance damage relating thereto or interest thereon and any damages received as a result of inverse condemnation.

(c)                                  Notwithstanding the provisions of Paragraphs (a) and (b) above, Tenant shall have the right to seek a separate award from the condemning authority for the taking of personal property and fixtures belonging to Tenant and for relocation or business interruption expenses recoverable from the condemning authority.

(d)                                 Tenant shall not be entitled to any portion of the award relating to the fact that Tenant’s interest in this Lease has a bonus value (i.e. that the fair rental of the Premises for all or any portion of the remainder of the Term hereof exceeds the rental reserved under this Lease for such period).

13.                                 ASSIGNMENT AND SUBLETTING.

13.1                           Landlord’s Consent .  So long as the assignee or subtenant has a net worth and credit rating at least equal to that of Tenant as of the date of this Lease, Tenant shall have the right to assign this Lease or to sublet all or a portion of the Premises, without Landlord’s prior written consent, (a) to an “Affiliate” of Tenant or (b) to any firm which acquires, is acquired by or merges with Tenant.  For this purpose, an “Affiliate” shall mean a person or entity which controls, is controlled by or is under common control with Tenant, whether directly or indirectly, where “control” means the ability to elect a majority of directors or managers or otherwise direct the business of such person or entity.  Any other assignments of this Lease or subletting of all or a portion of the Premises shall be subject to Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.  In the event that Landlord does not approve or disapprove of the proposed assignment or sublease within five (5) Business Days after Tenant’s written request for approval, which request for approval shall contain the name and address of the proposed assignee or subtenant and shall be accompanied by Five Hundred Dollars ($500.00) to compensate Landlord for its costs in processing the request, such proposed assignment or sublease shall be deemed approved.  Any assignment shall be subject to all the terms and provisions hereof and any subletting shall be subject to all the terms and provisions hereof except for the economic terms (such as the obligation to pay rent, taxes and the like).  Tenant shall furnish to Landlord a copy of any assignment or sublease promptly following its execution.

13.2                           Information on Proposed Assignee or Subtenant.  Within the five (5) Business Day period provided in Section 13.1 above for Landlord’s approval or disapproval of the proposed assignment or sublease, Landlord shall have the right to require Tenant to supply to it reasonable information relating to the financial condition of the proposed assignee or subtenant, the operating or business experience of the proposed assignee or subtenant and other information reasonably required by Landlord so long as Landlord agrees to keep all such information confidential (except Landlord may disclose same to a lender, prospective lender, purchaser or prospective purchaser, provided that such lender, prospective lender, purchaser or prospective purchaser also agrees to keep all such information confidential, or as required by a court order).

In the event that Landlord requests such information, the five (5) Business Day period specified in Section 13.1 within which Landlord shall approve or disapprove of the proposed assignment or sublease shall run from the date that such information is supplied by Tenant to Landlord.

13.3                           No Release.  No subletting or assignment shall relieve Tenant of its obligations to pay rent and to perform all of the other obligations to be performed by Tenant hereunder.  The acceptance by Landlord of any payment due hereunder from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease.  Upon any assignment in accordance with the provisions hereof, at the same time Landlord provides any such notice to the assignee, Landlord agrees to deliver any notice of default to the original tenant named in this lease at the addresses specified in Paragraph 12 of the Fundamental Lease Provisions or to such other address or addresses supplied by the original tenant to Landlord in writing.

13.4                           Sublease Rentals as Security.  If an Event of Default under this Lease should occur while the Premises or any portion thereof are then subleased and such Event of Default shall be continuing, Landlord, in addition to any other remedies provided herein or by law or in equity, may at its option have a receiver appointed to collect, or itself collect, until such Event of Default is cured, directly from the sublessee(s) under such sublease(s) all rent or other consideration then due or becoming due to Tenant from such sublessee(s) and apply such rent or other consideration against any sums due to Landlord by Tenant hereunder; and Tenant hereby authorizes and directs any such sublessee to make such payments of rent or other consideration directly to Landlord upon receipt of notice from Landlord.  Any sublessee may conclusively rely on Landlord’s notice, and any payment to Landlord shall be deemed a payment to Tenant.  For this purpose, Landlord is authorized and empowered, on behalf of Tenant, to endorse the name of Tenant upon any check, draft or other instrument payable to Tenant evidencing payment of such rent or other consideration and to receive and apply the proceeds therefrom in accordance with the terms hereof.  No direct collection by Landlord from any such sublessee shall be construed to constitute a novation or a release of Tenant from the further performance of its obligations under or in connection with this Lease.  Landlord shall not be liable to Tenant for any failure or inability to collect such rents or other charges from any such sublessee.

13.5                           Non-Disturbance.  Upon written request of Tenant, Landlord shall provide a Non-Disturbance Agreement to any subtenant that subleases all, or a portion, of the Premises, the form of which shall be reasonably satisfactory to Landlord, Tenant and the subtenant.

13.6                           Use by Suppliers.  Tenant will have the right to permit its suppliers, vendors and customers, including suppliers of equipment, machinery and technology equipment, to use a portion of the Premises (a) for a period of less than thirty (30) consecutive days, (b) with payment of rent, fee or a charge, but only with respect to up to fifteen percent (15%) of the gross measured square footage of the Building, or (c) without payment of rent, fee or charge of any kind, and any such use shall not constitute a sublease or assignment.  Tenant shall promptly notify Landlord in writing of any use of the Premises pursuant to (b) above.

14.                                 SECURITY DEPOSIT.  Upon Landlord’s receipt of a building permit from the City of Vista for the construction of the Tenant Improvements, Tenant shall immediately pay to Landlord the Security Deposit in the amount provided in Paragraph 11 of the Fundamental Lease Provisions, subject to adjustment as provided in Paragraph 11 of the Fundamental Lease Provisions.  Landlord shall not be required to hold the Security Deposit in a segregated account or separate from its general funds or to pay interest on the Security Deposit.  The Security

Deposit shall be retained by Landlord as security for the performance by Tenant of its obligations under this Lease.  If an Event of Default occurs under this Lease, Landlord may, but is not obligated to retain or use or apply the whole or any part of the Security Deposit to pay any sum which Tenant is obligated to pay under this Lease, to pay any sum the Landlord may expend or be required to expend by reason of the Event of Default by Tenant, to compensate Landlord for any loss or damage that Landlord may suffer by reason of the Event of Default and/or to cure any such Event of Default.  In the event that Landlord does so use the Security Deposit, within three (3) Business Days following written demand from Landlord, Tenant shall restore the Security Deposit to its original amount.  Following the seventh (7th) full year of the Term of the Lease, if an Event of Default has not occurred and is continuing and an Inchoate Default has not occurred and is continuing, Landlord shall return the Security Deposit to Tenant in the form of the application of the Security Deposit against the next installment of Monthly Base Rent payable under this Lease or by cash reimbursement from Landlord to Tenant, as determined by Landlord in its sole and absolute discretion.  In the event any Event of Default or Inchoate Default has occurred and is continuing, Landlord shall not return the Security Deposit to the Tenant as set forth above unless and until such Event of Default or Inchoate Default is cured, at which time Landlord shall return the Security Deposit as set forth in the preceding sentence.

15.                                 DEFAULT AND REMEDIES.  Any of the following shall be deemed an “Event of Default” under this Lease:  (a) If Tenant shall default in the payment of any installment of Monthly Base Rent, additional rent or other sum to be paid by Tenant hereunder (whether or not required to be paid to Landlord or a third party) or if Tenant shall fail to provide the insurance required to be provided by Tenant pursuant to Section 7.2 or otherwise fail to comply with the provisions of Section 7.2, and such default shall continue for a period of five (5) days after written notice thereof from Landlord to Tenant (which notice may consist of a notice to pay (or perform) or quit served on Tenant pursuant to applicable Unlawful Detainer statutes); or (b) if Tenant shall default in the performance or observance of any other term, covenant, agreement or obligation of this Lease to be performed or observed by Tenant, and such default shall continue for a period of thirty (30) days after written notice thereof by Landlord to Tenant (unless such default cannot, with the exercise of reasonable diligence, be cured within such thirty (30) day period in which event Tenant shall begin the cure within such thirty (30) day period, Tenant shall diligently and continuously continue the curing of such default and such default is cured within one hundred and eighty (180) days after such written notice) (which notice may consist of a notice to perform or quit served on Tenant pursuant to applicable Unlawful Detainer statutes); or (c) if any voluntary petition or similar pleading under any section or sections of the Bankruptcy Act or any Chapter thereof shall be filed by Tenant or any voluntary proceeding in any court or tribunal shall be instituted to declare Tenant insolvent or unable to pay Tenant’s debts; or (d) if any involuntary petition or similar pleading under any section or sections of the Bankruptcy Act or any Chapter thereof shall be filed against Tenant or any involuntary proceedings in any court or tribunal shall be instituted to declare Tenant insolvent or unable to pay Tenant’s debts and the same shall not be dismissed or discharged within one hundred twenty (120) days after the date of initiation of any such proceedings; or (e) if Tenant makes any assignment of its property for the benefit of creditors; or (f) should a material portion of Tenant’s trade fixtures, equipment, furnishings or other personal property located at the Premises be taken under a levy of execution or attachment in an action against Tenant and such levy of attachment is not dismissed and discharged within thirty (30) days.  If an Event of Default shall occur, Landlord shall have, in addition to any other remedies available at law, without further notice to Tenant, and without barring later election of any other remedy, any one or more of the following remedies at Landlord’s election:

(1)                                  Landlord may re-enter the Premises with process of law, eject therefrom all parties in possession thereof, and, without terminating this Lease, at any time and from time to time, re-let the Premises or any part thereof or parts thereof for the account of Tenant, or otherwise, and receive and collect the rents therefor, applying the same first to the payment of such expenses as Landlord may have paid, assumed or incurred in recovering possession of the Premises, and placing the Building and other Improvements in good order and condition and/or repairing or altering the same for reletting and such additional expenses (including commissions and attorneys’ fees) paid, assumed or incurred by Landlord in, or in connection with, reletting the Premises, and then to the fulfillment of the terms, covenants, agreements and obligations of Tenant; and/or

(2)                                  By written notice to Tenant, Landlord may terminate Tenant’s right to possession, re-enter the Premises by process of law, eject therefrom all parties in possession thereof and repossess said Premises, in which event Landlord shall have the right, pursuant to California Civil Code Section 1951.2, as same may hereafter be modified or recodified, to recover from Tenant:  (1) the worth, at the time of the award, of the unpaid rent that had been earned at the time of termination of this Lease; (2) the worth, at the time of the award, of the amount by which the unpaid rent that would have been earned after the date of termination of this Lease until the time of award exceeds the amount of loss of rent that Tenant proves could have been reasonably avoided; (3) the worth, at the time of the award, of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of the loss of rent that Tenant proves could have reasonably been avoided; and (4) any other amount, and court costs, necessary to compensate Landlord for all detriment proximately caused by Tenant’s default.  “The worth, at the time of the award”, as used in (1) and (2) of this Paragraph (b), is to be computed by allowing interest at the lesser of the prime rate then being charged by Wells Fargo Bank, N.A., plus two percent (2%) per annum (the “Applicable Interest Rate”), or the maximum rate permitted by law; “the worth, at the time of the award”, as referred to in (3) of this Paragraph (b), is to be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus one percent (1%).  The term “rent”, as used in this Paragraph (and the other Paragraphs of this Article), shall include the Monthly Base Rent and the additional rent; and/or

(3)                                  Landlord may continue this Lease in effect without terminating Tenant’s right to possession even though Tenant has breached this Lease and/or abandoned the Premises and enforce all of Landlord’s rights and remedies under this Lease, including the right to recover the rent as it becomes due under this Lease; provided, however, that Landlord may at any time thereafter elect to terminate this Lease for such previous breach by notifying Tenant in writing that Tenant’s right to possession of the Premises has been terminated.  This Paragraph (c) grants to Landlord the rights described in California Civil Code Section 1951.4; and/or

(4)                                  Landlord may pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the State of California.

All rights and remedies of Landlord herein enumerated shall be cumulative and none shall exclude any other right or remedy allowed by law or equity; and likewise, the exercise by

Landlord of any remedy provided for herein or allowed by law or equity shall not be to the exclusion of any other remedy.

Acts of maintenance or preservation, or efforts to relet the Premises, or the appointment of a receiver upon the initiation of the Landlord to protect the Landlord’s interests under this Lease shall not constitute a termination of Tenant’s right to possession.  Landlord shall have the right to alter or otherwise modify the Premises in connection with efforts to relet the Premises, without releasing Tenant from liability under this Lease.

Any re-entry pursuant to the provisions of this Article 15 shall be allowed by Tenant without hindrance, and Landlord shall not be liable in damages for any such re-entry, or be guilty of trespass or forcible entry.  No act by Landlord hereunder shall terminate this Lease unless Landlord notifies Tenant in writing that Landlord elects to terminate this Lease.

It is further agreed that Landlord, at any time after an Event of Default occurs, may cure the Event of Default at Tenant’s cost and otherwise take such action with respect thereto as Landlord shall deem reasonably necessary.  If Landlord at any time, by reason of the Event of Default, pays any sum or does any act that requires the payment of any sum, or if Landlord incurs any expense, including attorneys’ fees, in instituting proceedings or defending any action or proceedings instituted by reason of any Event of Default, the sum or expense paid by Landlord, with all interest, costs and damages, shall be additional rent and shall be due immediately from Tenant to Landlord at the time the same is paid by Landlord, and if not so immediately paid by Tenant, shall bear interest as hereinafter provided.

Any sums to be paid to Landlord under this Lease not paid when due shall bear interest from the date due until paid at the rate of the lesser of (i) the Applicable Interest Rate or (ii) the maximum rate of interest permitted by law.

Tenant acknowledges that any late payment by Tenant to Landlord of Monthly Base Rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain.  Such costs may include, but are not limited to, administrative, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed encumbering the Premises.  Accordingly, if any installment of Monthly Base Rent or any other sum due from Tenant shall not be paid by Tenant within five (5) days after the date due more than one time in any rolling twelve (12) month period, then Tenant shall pay the Landlord, in addition to the interest provided above, a late charge in the amount of five percent (5%) of the delinquent installment of Monthly Base Rent or other delinquent sum due hereunder.  The parties agree that such late charge represents a fair and reasonable estimate of the cost Landlord will incur by reason of late payment by Tenant.  Acceptance of such late charge by Landlord shall in no event constitute a waiver of the Tenant’s default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

Landlord shall not be in default under this Lease unless Landlord fails to perform obligations required of Landlord within thirty (30) days after written notice by Tenant to Landlord and to the holder of any first mortgage or deed of trust encumbering the Premises and whose name and address shall have theretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligations; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for performance then

Landlord shall not be in default if Landlord or any holder of a first mortgage or deed of trust commences performance within such thirty (30) day period and thereafter diligently and continuously continues the curing of such default.

16.                                 SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT.  At the option of Landlord or any lender of Landlord that obtains a lien against the Real Property, the Building and/or the other Improvements, this Lease shall be either superior or subordinate to all mortgages and deeds of trust, if any, which may hereafter encumber the Premises, and to all renewals, modifications, consolidations, replacements and extensions thereof; provided, that, no such subordination of this Lease to a mortgage or deed of trust shall be effective unless the mortgagee or deed of trust beneficiary executes a non-disturbance agreement that provides that so long as no Event of Default exists under this Lease, Tenant’s possession and quiet enjoyment of the Premises shall not be disturbed and this Lease shall not terminate in the event of the foreclosure of any such mortgage or deed of trust to which this Lease has been subordinated pursuant to this Article.  In the event of a foreclosure or the delivery of a deed in lieu of foreclosure, Tenant shall become a tenant of and attorn to the successor-in-interest to Landlord upon the same terms and conditions as are contained in this Lease, and shall execute any instrument reasonably required by Landlord’s successor for that purpose.  Tenant shall also, upon written request of Landlord, execute and deliver all instruments as may be required from time to time to subordinate the rights of Tenant under this Lease to the lien of any mortgage or deed of trust (provided that any such instrument include the nondisturbance and attornment provisions set forth above), or, if requested by Landlord, to subordinate any mortgage or deed of trust to this Lease.  If any mortgage or deed of trust would be superior to this Lease (for example, if any loan obtained by Landlord or an affiliate of Landlord to acquire the Real Property would otherwise be superior to this Lease), then Landlord shall cause the holder of such mortgage or deed of trust to execute such commercially reasonable instruments as may be required to provide Tenant with the non-disturbance and attornment rights set forth above (the “Non-Disturbance Documents”).  Tenant agrees that any purchaser at a foreclosure sale or lender taking title under a deed-in-lieu of foreclosure shall not be responsible for any act or omission of a prior landlord (except that successor Landlord shall cure any default that is of a reoccurring nature), shall not be subject to any offsets or defenses Tenant may have against a prior landlord, and shall not be liable for the return of the Security Deposit to the extent it is not actually received by such purchaser or bound by any rent paid for more than the current month in which the foreclosure occurred; provided, however, successor Landlord shall be fully responsible for causing the Commencement Date to occur if it has not occurred at the time of any such foreclosure.  Landlord shall not permit any mortgage or deed of trust to encumber the property which is senior in priority to this Lease unless the mortgagee or deed of trust beneficiary shall have executed Non-Disturbance Documents as set forth above.

17.                                 QUIET ENJOYMENT.  Landlord hereby warrants, represents and covenants that so long as no Event of Default exists, Tenant may peaceably and quietly have, hold, occupy and enjoy the Premises and all of the appurtenances thereto without hindrance or molestation from Landlord or those claiming an interest in or to the Premises through or under Landlord.

18.                                 MISCELLANEOUS COVENANTS.

18.1                           Inspection.  Landlord reserves the right for Landlord and for its agents, servants and representatives to enter upon the Premises, including the Building, at any reasonable time during Tenant’s normal business hours and upon reasonable prior notice to Tenant, to inspect the

Premises.  In exercising its rights under this Section, Landlord agrees to cause as little disruption to Tenant’s (or any subtenant’s) operations as is reasonably possible.

18.2                           Attorneys’ Fees.

(a)                                  Except with respect to a dispute described in Paragraph (c) below, in the event that Landlord, without any fault on its part, shall be made a party to any litigation commenced by or against Tenant growing out of or having relation to Tenant’s activities on the Premises or to this Lease, then (i) Tenant agrees to indemnify and hold Landlord harmless therefrom and defend Landlord with counsel selected by Tenant or Tenant’s insurance carrier and reasonably approved by Landlord and (ii) if the use of separate legal counsel is necessary to defend Landlord because of a possible conflict between Landlord and Tenant (as in the case of cross-claims between Landlord and Tenant), then, except to the extent of any fault by Landlord, Tenant agrees to pay to Landlord, on demand, all reasonable costs and attorneys’ fees actually paid by Landlord in any such litigation to Landlord’s separate counsel.

(b)                                 Except with respect to a dispute described in Paragraph (c) below, in the event that Tenant, without any fault on its part, shall be made a party to any litigation commenced by or against Landlord growing out of or having relation to Landlord’s activities on the Premises or to this Lease, then (i) Landlord agrees to indemnify and hold Tenant harmless therefrom and defend Tenant with counsel selected by Landlord’s insurance carrier and reasonably approved by Tenant and (ii) if the use of separate legal counsel is necessary to defend Tenant because of a possible conflict between Tenant and Landlord (as in the case of cross-claims between Tenant and Landlord), then, except to the extent of any fault by Tenant, Landlord agrees to pay to Tenant, on demand, all reasonable costs and attorneys’ fees actually paid by Tenant in any such litigation to Tenant’s separate counsel.

(c)                                  In addition to the foregoing, in the event of any dispute between the parties hereto involving covenants and conditions herein contained or arising out of the subject matter of this Lease, or to enforce its provisions, the prevailing party in such dispute, including any arbitration thereof, shall be entitled to recover all actual expenses, attorneys’ fees and costs.

18.3                           Surrender at End of Term.  The Building and other Improvements, other than movable furniture, merchandise, personal property or trade fixtures shall remain on the Premises and be surrendered to Landlord without any cost to Landlord upon the termination of this Lease, whether by lapse of time or forfeiture by reason of default, and shall be in good condition, reasonable wear and tear excepted.  If, at the expiration of the term of this Lease or earlier termination as herein provided, Tenant has left any merchandise, furniture or trade fixtures in or about the Premises, Landlord may give Tenant written notice to remove said property.  Except as provided in Section 18.11 hereof, in the event said property is not removed within ten (10) days of the sending of said notice, Landlord may dispose of said property in any manner whatsoever, at Tenant’s cost, and Tenant hereby waives any claim or right to said property or any proceeds derived from the sale thereof.

18.4                           Holding Over.  In the event Tenant shall hold over the Premises after the expiration of the Term hereof without the express consent of Landlord, including, without limitation, a hold over by a sublessee, such holding over shall be subject to all the covenants, conditions and obligations hereof, and Tenant hereby agrees to pay Landlord the same rent and charges provided for by this Lease for such additional time as Tenant shall hold over the

Premises; provided, however, that Monthly Base Rent payable during such holdover period shall be equal to the Monthly Base Rent payable immediately prior to the expiration of the term hereof increased by fifty percent (50%).  Notwithstanding the foregoing, upon three (3) months prior written notice by Tenant to Landlord, Tenant shall have the one-time right to extend the Term of the Lease for up to an additional sixty (60) days subject to all the covenants, conditions and obligations hereof and Tenant shall pay Landlord the hold over rent set forth above in this Section 18.4 and other charges provided for by this Lease for such additional time and such additional time shall not give rise to any hold over remedies.

18.5                           Waiver.  No written waiver of any breach of any of the terms, covenants, agreements, restrictions or conditions of this Lease shall be construed as a waiver of any succeeding breach of the same or other covenants, agreements, restrictions and conditions hereof.  Landlord’s acceptance of rent or any other sum payable by Tenant to Landlord under this Lease while Tenant is in default under the terms of this Lease shall not constitute a waiver by Landlord of such default, other than a default by Tenant in payment of the sum so accepted by Landlord.  Neither Tenant nor Landlord shall rely on any oral waiver or on any course of conduct as a waiver of any provision of this Lease.  Tenant may rely only on specific waivers confirmed in writing.  Without limiting the generality of the above, the acceptance of rent or any other sum hereunder by Landlord shall not be deemed a waiver by Landlord of any default by Tenant of any of the provisions hereof other than the failure of Tenant to make the payment of such rent or other sum represented by the amount paid.

18.6                           Notices.  Whenever in this Lease it shall be required or permitted that notice or demand be given or served by either party to this Lease to or on the other, such notice or demand shall be given or served, and shall not be deemed to have been duly given or served, unless said notice or demand is in writing and is either personally served upon the person for whom intended, sent by overnight courier to the address set forth for said party in Paragraph 12 of the Fundamental Lease Provisions, mailed, by registered or certified mail, with postage prepaid, addressed to the party for whom intended at the address set forth for said party in Paragraph 12 of the Fundamental Lease Provisions or sent by facsimile transmission to the facsimile number set forth for said party in Paragraph 12 of the Fundamental Lease Provisions with an additional copy sent on the same day by registered or certified mail as above provided.  Either Landlord or Tenant may change its address or facsimile number by notifying the other party in writing as to the new address and/or facsimile number as Tenant or Landlord may desire to use and which new address and/or facsimile number shall continue as the address and/or facsimile number until further written notice.  Either Landlord or Tenant may require an additional copy of any notice or demand be sent by notifying the other party in writing of the name of the person or entity to receive such copy and the address and facsimile number to where it is to be sent.  Any notice or demand shall be deemed given or served upon actual receipt or attempted delivery thereof and refusal to accept same by personal delivery, mail or nationally recognized overnight courier at the location at which they are to be sent pursuant to this Section 18.6.

18.7                           Scope of Agreement.  This Lease is and shall be considered to be the only agreement between the parties hereto, and all negotiations and oral agreements are included herein.

18.8                           Inurement.  Each of the covenants, conditions and agreements herein contained shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs, legatees, devisees, executors, administrators, successors, assigns, sublessees or any person who may come into possession of said Premises or any part thereof in any manner whatsoever.

18.9                           Assignment by Landlord.  Landlord may transfer its fee interest in and to the Premises (and thereby this Lease) without the consent of Tenant.  In the event Landlord shall transfer or convey or be divested of its fee estate in and to the Premises, and as a part of said transaction shall transfer, convey, assign or be divested of its interest as Landlord in and to this Lease, then from and after the effective date of said assignment, transfer, conveyance or divestiture, Landlord shall have no further liability, except for liabilities which shall have accrued and be unsatisfied as of such date, for which liabilities Landlord shall continue to be obligated notwithstanding any such assignment, transfer, conveyance or divestiture.

18.10                     Estoppel Certificate.  Each party shall, at any time upon not less than ten (10) Business Days’ prior written notice from the requesting party, execute, acknowledge and deliver to the requesting party, or, as the requesting Party may direct, to a prospective purchaser or encumbrancer of the interest of the requesting party in and to the Premises, a statement in writing signed by the party in the form of the Estoppel Certificate attached hereto as Exhibit “D” and forming a part of this Lease, with all blanks completed.  Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the interest of the requesting party in and to the Premises, this Lease and/or the rentals accruing hereunder.

18.11                     Fixture Financing.  Tenant shall have the right to install in or on the Premises trade fixtures, furniture and equipment that are either leased or encumbered.  In either event, upon request, which request may be made prior to the Commencement Date, Landlord agrees to execute an agreement with the lessor or lender in a form reasonably satisfactory to Landlord and such lessor or lender which permits the lessor or lender, as applicable, to remove the trade fixtures, equipment and furniture prior to the expiration of the term of this Lease or, if the Lease shall terminate earlier, within thirty (30) days following the termination.  In the latter event, as a condition to lessor or lender’s right to remove the trade fixtures, furniture and equipment, lessor or lender shall agree to pay to Landlord an amount equal to one month’s Monthly Base Rent at the rental rate in effect immediately prior to the termination of the Lease.  In any event, lessor or lender shall repair any damage occasioned by such removal.

18.12                     Captions.  The captions of Articles and Sections of this Lease are for convenience only and are not a part of this Lease and do not in any way limit or amplify the terms and provisions hereof.

18.13                     Severability.  If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Lease shall be valid and be in force to the fullest extent permitted by law.

18.14                     Brokers.  CB Richard Ellis Inc. is acting as a real estate broker in connection with this Lease and will be compensated by Landlord pursuant to the terms of a separate agreement between them.  Landlord and Tenant warrant and represent to each other that, except for the compensation to be paid to CB Richard Ellis Inc. and any affiliate of Landlord which is entitled to a commission or other compensation, it has not incurred any other obligation for a brokerage commission, finder’s fee or other compensation to any other broker, agent, person or entity with respect to this Lease.  Each party shall indemnify, defend and hold harmless the other party in the event this representation and warranty is untrue.

18.15                     Financial Statements.  If Landlord desires to finance, refinance or sell the Premises, Tenant hereby agrees to deliver to any lender, prospective lender, purchaser or prospective purchaser designated by Landlord, current financial statements of the Tenant and of any guarantor of Tenant’s obligations under this Lease, so long as such parties agree to treat such financial statements confidentially except for those that are publicly available.  If this Lease is assigned pursuant to Article 13, the obligation to provide financial statements shall apply to both the assignee and the original tenant named in this Lease.

18.16                     Memorandum of Lease.  At the request of either Party following satisfaction of the condition set forth in Section 18.19 hereafter, the Parties hereto shall execute and record a memorandum of lease in the real property records for San Diego County, California.

18.17                     Time of the Essence.  Time is of the essence as to each and every provision of this Lease.

18.18                     Business Day.  As used herein, a “Business Day” is any day other than a Saturday or Sunday or legal holiday in the State of California.

18.19                     Purchase of Real Property.  Landlord does not yet own the Real Property.  Pursuant to that certain Purchase and Sale Agreement and Joint Escrow Instructions, dated June 30, 2004, as amended and as same may be further amended (“Purchase Agreement”), Landlord has agreed to buy the Real Property and Stetman and Morris Properties has agreed to sell the Real Property to Landlord.  Landlord shall use its commercially reasonable efforts to acquire or cause its affiliate to acquire the Real Property in accordance with the Purchase Agreement by January 15, 2005.  It is a condition precedent to the effectiveness of the Lease (except for Sections 3.3, 3.4, 7.1, 18.2, 18.6, 18.14 and 18.18 hereof and this Section, which shall be in full force and effect as of the date of the Lease) that Landlord or an affiliate of Landlord shall have acquired the Real Property.  If neither Landlord nor Landlord’s affiliate shall have acquired the Real Property by March 15, 2005, then Tenant may and, if such failure to acquire the Real Property is not due to any default or breach by Landlord, Landlord may, terminate this Lease by delivery of written notice to the other party, effective upon such delivery.

If an affiliate of Landlord acquires the Real Property, then Landlord shall cause such affiliate to assume all of Landlord’s obligations hereunder before such affiliate acquires the Real Property or any interest therein (other than the right to purchase the Real Property pursuant to the Purchase Agreement).

If Landlord or an affiliate of Landlord acquires the Real Property, then:

(a)                                  Landlord shall properly deliver written notice thereof to Tenant;

(b)                                 Landlord and Tenant shall promptly execute a written acknowledgment that the condition precedent set forth in this Section 18.19 has been satisfied;

(c)                                  Landlord and Tenant shall promptly execute and cause to be recorded a memorandum of this Lease (the recordation of the memorandum shall be deemed satisfaction of (b) above);

(d)                                 Landlord shall promptly cause any applicable holder of a mortgage or deed of trust which is superior in priority to this Lease to execute and deliver the Non-Disturbance Documents to Tenant in form and substance reasonably acceptable to Tenant; and

(e)                                  Landlord shall promptly cause Lawyers Title Company (“Title Company”) to deliver to Tenant an ALTA extended lessee’s policy of title insurance (with the Western Regional exception deleted) insuring Tenant’s leasehold in the Premises under this Lease in a reasonable and customary amount determined by Tenant on or before January 1, 2005, free and clear of all liens and encumbrances other than:

(i)                                     any deed of trust or mortgage for which Landlord has delivered Non-Disturbance Documents to Tenant;

(ii)                                  this Lease;

(iii)                               any matter shown as Exceptions 1-18, and 20-24 on Schedule “B” of Title Company’s Preliminary Report No. 09000026-900-AP dated October 7, 2004; and

(iv)                              any other items approved in writing by Tenant, which approval shall not be unreasonably withheld, conditioned or delayed.

18.20                     Exhibits.  Exhibits ”A”, “B-1”, “B-2”, “C”, “D”,. “E”, “F” and “G” attached hereto, are incorporated herein by this reference.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease Agreement to be executed as of the day and year first hereinabove written.

PROFESSIONAL REAL ESTATE SERVICES, INC., a California corporation

By:

Its:

By:

Its:

“Landlord”

dj ORTHOPEDICS, LLC, a Delaware limited liability company

By:

Its:

“Tenant”

EXHIBIT “A”

LEGAL DESCRIPTION OF THE REAL PROPERTY

[See Attached]

EXHIBIT “A”
TO GROUND LEASE AGREEMENT

EXHIBIT “B-1”

SITE PLAN

[See Attached]

EXHIBIT “B-1”
TO GROUND LEASE AGREEMENT

EXHIBIT “B-2”

OUTLINE SPECIFICATIONS

[See Attached]

EXHIBIT “B-2”

TO GROUND LEASE AGREEMENT

EXHIBIT “C”

CONSTRUCTION SCHEDULE

[See Attached]

EXHIBIT “C”

TO GROUND LEASE AGREEMENT

EXHIBIT “D”

ESTOPPEL CERTIFICATE

To:

The undersigned certifies as follows:

1.	Tenant, , occupies the following described Premises for the term of ( ) years commencing and ending :

(the “Premises”)
(Description of Premises)

2.

                                                Tenant occupies the Premises under the terms of that certain Lease Agreement dated October 20, 2004, between dj Orthopedics, LLC, as Tenant, and Professional Real Estate Services, Inc., as Landlord, attached hereto, and as amended by agreement(s) dated                                     which are also attached hereto [indicate “NONE” if there are no amendments] which documents are collectively referred to as the “Lease”.

3.	The Monthly Base Rent (as defined in the Lease) which Tenant is presently paying for the Premises is $ , NNN.

4.	There are no other agreements between Landlord and Tenant with respect to the Premises, except as attached hereto. [Attach copies of any further documents or delete “except as attached hereto”.]

5.

                                                Tenant has                           remaining options to extend the term of the Lease for five years [each] on the terms and conditions provided in the Lease. [If there are no options, insert the word “no” in the blank and delete all words after the word “Lease” in the first line.]

6.	Tenant has no option or other right to purchase the Premises or any portion thereof.

7.	The Lease is currently in full force and effect, and Tenant presently occupies the Premises.

8.	[Tenant/Landlord] has no setoffs, claims or defenses to the effectiveness of the Lease [or specify the nature of any claimed setoffs, claims or defenses].

EXHIBIT “D”

TO GROUND LEASE AGREEMENT

9.

                                                As of the date of this Tenant Estoppel Certificate, to [Tenant’s/Landlord’s] current actual knowledge without any investigation, no Event of Default under the Lease exists [or specify the nature of any claimed default].

10.

                                                As of the date of this Tenant Estoppel Certificate, to [Tenant’s/Landlord’s] current actual knowledge without investigation, [Landlord/ Tenant] is not in default in the performance of the Lease and no notice of default has been given to [Landlord/ Tenant] [or specify the nature of any claimed default].

11.	No rent has been paid by Tenant in advance under the Lease except for the Monthly Base Rent that became due on , .

12.	Tenant has no claim against Landlord for any Security Deposit or prepaid rent [or specify the amount of any Security Deposit held by Landlord].

13.

                                                Tenant has not been given or promised any rebate, concession or other benefit except as disclosed in the Lease, and no notes or consideration other than cash has been given by Tenant in payment of moneys due from Tenant.

14.

                                                To [Tenant’s/Landlord’s] current actual knowledge, there is no violation, with respect to the Premises, of any lawful requirement, rule, regulation, statute and/or ordinance of any legally constituted authority and has received no notice from any governmental authority that an alleged violation exists.

15.	[Tenant/Landlord] has not undertaken any improvements or lienable work on the Premises within ninety days prior to the date hereof [or if any exist, describe].

16.	[Tenant/Landlord] is not a party to any litigation affecting or relating to the Premises or the Lease [or if any exist, describe].

Executed on                                ,

[dj ORTHOPEDICS, LLC,
a Delaware limited liability company

By:

Its:

Tenant”]

2

[OR]

[PROFESSIONAL REAL ESTATE SERVICES, INC., a California corporation

By:

Its:

By:

Its:

“Landlord”]

3

EXHIBIT “E”

BUILDING CORE AND SHELL

[See Attached]

EXHIBIT “E”

TO GROUND LEASE AGREEMENT

EXHIBIT “F”

APPROVED HAZARDOUS MATERIALS

GENERIC NAME	State
Liquid wrench, aerosol	Aerosol
Propane	Liq
Polyurethane resin	Liq
Solder	Solid
Ink retarder	Liq
Ink thinner	Liq
PVC adhesive	Solid
Hydraulic oil	Liq
Mineral oil	Liq
Ink	Liq
Lubricant, aerosol	Liq
Epoxy adhesive	Liq
Aerosol adhesive	Aerosol
Anti-static aerosol	Aerosol
Instant adhesive	Liq
Adhesive primer	Liq
Silicone aerosol	Aerosol
Rubber penetrant, spray	Liq
Solvent mixture	Liq
Silicone aerosol	Aerosol
Mold release agent	Liq
Polyester Glazing Putty	Solid
Cream Hardener	Solid
Cyclohexanone	Liq
White Sewing Machine Oil	Liq
Isopropyl Rubbing Alcohol 70%	Liq
Clean-up Solvent, adhesives	Liq
Chemlok 487A	Liq
Chemlok 487B	Liq
Hardener TPH	Liq
Bondo	Solid
Basecoat paint	Liq
Paint hardener	Liq
Primer base	Solid
Polyurethane paint	Liq
Specialty paint	Liq
Acetone	Liq
Paint accelerator	Liq
Primer hardener	Liq
Paint hardener	Solid
Paint catalyst	Liq
Paint reducer	Liq

EXHIBIT “F”

TO GROUND LEASE AGREEMENT

Clear coat paint	Liq
Primer catalyst	Liq
Clear coat hardener
Paint basecoat	Liq
Lubricant, aerosol	Aerosol
Solvent mixture, aerosol	Aerosol
Solvent degreaser	Aerosol
Solvent blend	Liq
Thinner	Liq
Lacquer thinner	Liq
Lubricant, glycol	Liq
Petroleum Jelly	Solid
Nitrogen, Liquid	Liq (Cryo)
Water soluble oil/coolant	Liq
Ethylene Glycol	Liq
Hydraulic oil	Liq
Surface cleaner	Liq
Kerosine	Liq
Lubricant grease	Liq
High performance grease	Solid
Hydraulic oil	Liq
Low viscosity oil, machine	Liq
High performance gear oil	Liq
Cutting oil	Liq
Muriatic Acid 20%	Liq
Automobile lubricant oil	Liq
Acetone	Liq
Thinner, Paint	Liq
Propane	Gas
25% Carbon Dioxide/75% Argon	Gas
Acetylene, dissolved	Gas
Argon, compressed	Gas
Oxygen, compressed	Gas

2

EXHIBIT “G”

BASELINE BUDGET

[See Attached]

EXHIBIT “G”

TO GROUND LEASE AGREEMENT